                                                                      EXHIBIT 99

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

             RESPONSIBILITIES FOR CONSOLIDATED FINANCIAL STATEMENTS

     The following consolidated financial statements of General Motors Corporation and subsidiaries were prepared by management which is responsible for their integrity and objectivity. The statements have been prepared in conformity with generally accepted accounting principles and, as such, include amounts based on judgments of management. Financial information elsewhere in this Annual Report is consistent with that in the consolidated financial statements.

     Management is further responsible for maintaining a system of internal accounting controls, designed to provide reasonable assurance that the books and records reflect the transactions of the companies and that its established policies and procedures are carefully followed. From a stockholder's point of view, perhaps the most important feature in the system of control is that it is continually reviewed for its effectiveness and is augmented by written policies and guidelines, the careful selection and training of qualified personnel, and a strong program of internal audit.

     Deloitte & Touche LLP, an independent auditing firm, is engaged to audit the consolidated financial statements of General Motors Corporation and its subsidiaries and issue reports thereon. The audit is conducted in accordance with generally accepted auditing standards which comprehend the consideration of internal accounting controls and tests of transactions to the extent necessary to form an independent opinion on the financial statements prepared by management. The Independent Auditors' Report appears on the next page.

     The Board of Directors, through the Audit Committee (composed entirely of non-employee Directors), is responsible for assuring that management fulfills its responsibilities in the preparation of the consolidated financial statements. The Committee selects the independent auditors annually in advance of the Annual Meeting of Stockholders and submits the selection for ratification at the Meeting. In addition, the Committee reviews the scope of the audits and the accounting principles being applied in financial reporting. The independent auditors, representatives of management, and the internal auditors meet regularly (separately and jointly) with the Committee to review the activities of each, to ensure that each is properly discharging its responsibilities, and to assess the effectiveness of the system of internal accounting controls. It is management's conclusion that the system of internal accounting controls at December 31, 1995 provides reasonable assurance that the books and records reflect the transactions of the companies and that its established policies and procedures are complied with. To ensure complete independence, Deloitte & Touche LLP has full and free access to meet with the Committee, without management representatives present, to discuss the results of the audit, the adequacy of internal accounting controls, and the quality of the financial reporting.

       /s/ JOHN F. SMITH, JR.                                     /s/ J. MICHAEL LOSH
-------------------------------------                    -------------------------------------
         John F. Smith, Jr.                                         J. Michael Losh
 Chairman, Chief Executive Officer,                             Chief Financial Officer
            and President

INDEPENDENT AUDITORS' REPORT

General Motors Corporation, its Directors, and Stockholders:

     We have audited the Consolidated Balance Sheets of General Motors Corporation and subsidiaries as of December 31, 1995 and 1994 and the related Consolidated Statements of Income and Cash Flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of General Motors Corporation and subsidiaries at December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, effective January 1, 1995 the Corporation changed its method of accounting for sales to daily rental car companies. Also, as discussed in Note 1 to the financial statements, effective January 1, 1994 the Corporation changed its methods of accounting for postemployment benefits and certain investments in debt and equity securities.

/s/DELOITTE & TOUCHE LLP
-------------------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
January 29, 1996

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                            YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------
                                                                        1995          1994          1993
                                                                     ----------    ----------    ----------
                                                                              (DOLLARS IN MILLIONS
                                                                           EXCEPT PER SHARE AMOUNTS)
NET SALES AND REVENUES (NOTE 1)
Manufactured products..............................................  $143,666.1    $134,759.8    $119,686.3
Financial services.................................................    11,664.0       9,418.8       8,752.0
Computer systems services..........................................     8,531.0       6,412.9       5,183.6
Other income (Note 3)..............................................     4,967.5       4,359.7       4,597.6
                                                                     ----------    ----------    ----------
    TOTAL NET SALES AND REVENUES...................................   168,828.6     154,951.2     138,219.5
                                                                     ----------    ----------    ----------
COSTS AND EXPENSES
Cost of sales and other operating charges, exclusive of items
  listed below.....................................................   126,535.3     117,220.5     106,421.9
Selling, general, and administrative expenses......................    13,514.7      12,233.7      11,531.9
Interest expense (Note 9)..........................................     5,302.2       5,431.9       5,673.7
Depreciation of real estate, plants, and equipment (Note 1)........     8,554.4       7,124.4       6,576.3
Amortization of special tools (Note 1).............................     3,212.0       2,900.7       2,535.3
Amortization of intangible assets (Notes 1 and 8)..................       255.3         226.2         330.4
Other deductions (Note 3)..........................................     1,678.4       1,460.5       1,624.7
Special provision for scheduled plant closings (Note 15)...........          --            --         950.0
                                                                     ----------    ----------    ----------
    TOTAL COSTS AND EXPENSES.......................................   159,052.3     146,597.9     135,644.2
                                                                     ----------    ----------    ----------
INCOME BEFORE INCOME TAXES.........................................     9,776.3       8,353.3       2,575.3
United States, foreign, and other income taxes (Note 6)............     2,843.8       2,694.6         109.5
                                                                     ----------    ----------    ----------
Income before cumulative effect of accounting changes..............     6,932.5       5,658.7       2,465.8
Cumulative effect of accounting changes (Note 1)...................       (51.8)       (758.1)           --
                                                                     ----------    ----------    ----------
    NET INCOME.....................................................     6,880.7       4,900.6       2,465.8
Preference shares tender offer premium (Note 17)...................       153.4            --            --
Dividends on preferred and preference stocks (Note 17).............       210.2         320.7         356.8
                                                                     ----------    ----------    ----------
    INCOME ON COMMON STOCKS........................................  $  6,517.1    $  4,579.9    $  2,109.0
                                                                     ==========    ==========    ==========
EARNINGS ATTRIBUTABLE TO COMMON STOCKS
  $1 2/3 par value before cumulative effect of accounting
    changes........................................................  $  5,508.8    $  4,645.2    $  1,537.3
  Cumulative effect of accounting changes (Note 1).................       (51.8)       (751.3)           --
                                                                     ----------    ----------    ----------
  Net earnings attributable to $1 2/3 par value....................  $  5,457.0    $  3,893.9    $  1,537.3
                                                                     ==========    ==========    ==========
  Net earnings attributable to Class E.............................  $    795.5    $    444.4    $    367.2
                                                                     ==========    ==========    ==========
  Class H before cumulative effect of accounting change............  $    264.6    $    248.4    $    204.5
  Cumulative effect of accounting change (Note 1)..................          --          (6.8)           --
                                                                     ----------    ----------    ----------
  Net earnings attributable to Class H.............................  $    264.6    $    241.6    $    204.5
                                                                     ==========    ==========    ==========
Average number of shares of common stocks outstanding (in millions)
  $1 2/3 par value.................................................       749.7         741.3         710.2
  Class E..........................................................       404.6         260.3         243.0
  Class H..........................................................        95.5          92.1          88.6
EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKS (NOTE 18)
  $1 2/3 par value before cumulative effect of accounting
    changes........................................................       $7.28         $6.20         $2.13
  Cumulative effect of accounting changes (Note 1).................       (0.07)        (1.05)           --
                                                                     ==========    ==========    ==========
  Net earnings attributable to $1 2/3 par value....................       $7.21         $5.15         $2.13
                                                                     ==========    ==========    ==========
  Net earnings attributable to Class E.............................       $1.96         $1.71         $1.51
                                                                     ==========    ==========    ==========
  Class H before cumulative effect of accounting change............       $2.77         $2.70         $2.30
  Cumulative effect of accounting change (Note 1)..................          --         (0.08)           --
                                                                     ==========    ==========    ==========
  Net earnings attributable to Class H.............................       $2.77         $2.62         $2.30
                                                                     ==========    ==========    ==========

         Reference should be made to the Notes to Financial Statements.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                      DECEMBER 31,
                                                                               ---------------------------
                                                                                  1995             1994
                                                                               ----------       ----------
                                                                               (DOLLARS IN MILLIONS EXCEPT
                                                                                   PER SHARE AMOUNTS)
                                                  ASSETS
Cash and cash equivalents (Note 1)...........................................  $ 11,044.3       $ 10,939.0
Other marketable securities..................................................     5,598.6          5,136.6
                                                                               ----------       ----------
      Total cash and marketable securities...................................    16,642.9         16,075.6
Finance receivables -- net (Note 4)..........................................    58,732.0         54,077.3
Accounts and notes receivable (less allowances)..............................     9,988.4          8,977.8
Inventories (less allowances) (Note 5).......................................    11,529.5         10,127.8
Contracts in process (less advances and progress payments of $1,327.2 and
  $2,311.2) (Note 1).........................................................     2,469.2          2,265.4
Net equipment on operating leases (less accumulated depreciation of $7,224.5
  and $5,374.7) (Note 7).....................................................    27,702.3         20,061.6
Deferred income taxes (Note 6)...............................................    19,028.3         19,693.3
Property (Note 1)
  Real estate, plants, and equipment -- at cost (Note 7).....................    73,652.3         69,807.9
  Less accumulated depreciation..............................................    44,083.2         42,586.4
                                                                               ----------       ----------
    Net real estate, plants, and equipment...................................    29,569.1         27,221.5
  Special tools -- at cost (less amortization)...............................     8,170.7          7,559.1
                                                                               ----------       ----------
      Total property.........................................................    37,739.8         34,780.6
Intangible assets -- at cost (less amortization) (Notes 1 and 8).............    11,898.9         11,913.8
Other assets (less allowances)...............................................    21,392.1         20,625.5
                                                                               ----------       ----------
      TOTAL ASSETS...........................................................  $217,123.4       $198,598.7
                                                                               ==========       ==========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable (principally trade).........................................  $ 11,898.8       $ 11,635.0
Notes and loans payable (Note 9).............................................    83,323.5         73,730.2
United States, foreign, and other income taxes -- deferred and payable (Note
  6).........................................................................     3,231.6          2,721.0
Postretirement benefits other than pensions (Note 12)........................    41,595.1         40,018.2
Pensions (Note 13)...........................................................     6,842.3         14,353.2
Other liabilities and deferred credits (Note 14).............................    46,886.6         42,867.3
                                                                               ----------       ----------
      TOTAL LIABILITIES......................................................   193,777.9        185,324.9
                                                                               ----------       ----------
STOCKS SUBJECT TO REPURCHASE (NOTE 17).......................................          --            450.0
                                                                               ----------       ----------
STOCKHOLDERS' EQUITY (NOTES 17 AND 20)
Preference stocks............................................................         1.2              2.4
Common stocks
  $1 2/3 par value (issued, 753,008,273 and 754,345,782 shares)..............     1,255.0          1,257.2
  Class E (issued, 442,812,166 and 268,125,255 shares).......................        44.3             26.8
  Class H (issued, 97,152,014 and 78,720,022 shares).........................         9.7              7.9
Capital surplus (principally additional paid-in capital).....................    18,870.9         13,149.4
Net income retained for use in the business..................................     7,185.4          1,785.8
                                                                               ----------       ----------
      Subtotal...............................................................    27,366.5         16,229.5
Minimum pension liability adjustment (Note 13)...............................    (4,736.3)        (3,548.4)
Accumulated foreign currency translation adjustments.........................       222.5           (100.4)
Net unrealized gains on investments in certain debt and equity securities
  (Note 1)...................................................................       492.8            243.1
                                                                               ----------       ----------
      TOTAL STOCKHOLDERS' EQUITY.............................................    23,345.5         12,823.8
                                                                               ----------       ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............................  $217,123.4       $198,598.7
                                                                               ==========       ==========

         Reference should be made to the Notes to Financial Statements.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                      --------------------------------------------
                                                          1995            1994            1993
                                                      ------------    ------------    ------------
                                                                 (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Income before cumulative effect of accounting
     changes.......................................   $    6,932.5    $    5,658.7    $    2,465.8
  Adjustments to reconcile income before cumulative
     effect of accounting changes to net cash
     provided by operating activities
     Depreciation of real estate, plants, and
       equipment...................................        4,062.1         3,688.7         3,682.7
     Depreciation of equipment on operating
       leases......................................        4,492.3         3,435.7         2,893.6
     Amortization of special tools.................        3,212.0         2,900.7         2,535.3
     Amortization of intangible assets.............          255.3           226.2           330.4
     Amortization of discount and issuance costs on
       debt issues.................................           77.6            71.3            90.5
     Provision for financing losses................          448.8           177.3           300.8
     Special provision for scheduled plant
       closings....................................             --              --           950.0
     Provision for inventory allowances............           77.5            53.1            44.1
     Pension expense, net of cash contributions....       (2,983.9)       (5,096.1)       (1,548.2)
     Pre-tax (gain) loss on sales of various
       assets......................................          116.1           (17.6)          305.6
     Provision for ongoing postretirement benefits
       other than pensions, net of cash payments...        1,684.1         2,252.6         2,396.7
     Origination and purchase of mortgage loans....      (12,085.6)      (10,135.7)      (21,583.7)
     Proceeds on sale of mortgage loans............       11,132.7        10,719.2        22,309.5
     Change in other investments, miscellaneous
       assets, deferred credits, etc. .............          367.5        (1,628.2)          340.2
     Change in other operating assets and
       liabilities
       Accounts receivable.........................         (733.1)       (2,582.1)         (480.9)
       Inventories.................................       (1,487.0)       (1,750.3)          240.3
       Prepaid expenses and other deferred
          charges..................................         (661.6)         (725.5)           60.2
       Deferred taxes and income taxes payable*....        1,945.2           903.8        (1,512.8)
       Other liabilities*..........................          438.8         2,683.5          (189.3)
       Other.......................................         (867.8)        1,113.4         1,115.6
                                                       -----------     -----------     -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES..........   $   16,423.5    $   11,948.7    $   14,746.4
                                                       -----------     -----------     -----------

-------------------------------------------
* Excluding effect of accounting changes.

         Reference should be made to the Notes to Financial Statements.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF CASH FLOWS -- CONCLUDED

                                                                YEARS ENDED DECEMBER 31,
                                                      --------------------------------------------
                                                          1995            1994            1993
                                                      ------------    ------------    ------------
                                                                 (DOLLARS IN MILLIONS)
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in companies, net of cash acquired....   $     (616.3)   $     (246.6)   $     (232.4)
  Expenditures for real estate, plants, and
     equipment.....................................       (6,351.4)       (4,883.7)       (3,822.1)
  Expenditures for special tools...................       (3,725.9)       (2,341.4)       (2,648.6)
  Proceeds from disposals of real estate, plants,
     and equipment.................................          540.8           351.0           534.9
  Proceeds from the sale of various assets.........          183.2           518.4           231.5
  Expenditures related to the sale of NCRS' net
     assets........................................         (197.0)             --              --
  Change in other investing assets
     Investments in other marketable securities --
       acquisitions................................      (18,410.1)      (14,482.3)      (13,545.4)
     Investments in other marketable securities --
       liquidations................................       17,947.4        13,906.0        13,377.0
     Finance receivables -- acquisitions...........     (163,033.3)     (156,579.8)     (103,396.3)
     Finance receivables -- liquidations...........      133,766.2       137,598.4        92,808.6
     Finance receivables -- other..................          244.3           610.6         8,528.3
     Proceeds from sales of finance receivables....       25,982.5        18,800.0        13,072.2
     Operating leases -- net*......................       (8,856.7)      (10,239.8)       (4,887.7)
     Other.........................................          (13.0)         (510.6)          346.8
                                                       -----------     -----------     -----------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES.......................................      (22,539.3)      (17,499.8)          366.8
                                                       -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in short-term loans
     payable.......................................        6,087.6         3,877.7        (4,278.3)
  Increase in long-term debt.......................       12,129.8        12,997.4         9,634.7
  Decrease in long-term debt.......................       (9,636.3)      (14,259.9)      (17,029.6)
  Redemption of HHMI put options...................             --              --          (315.0)
  Repurchases of common, preferred, and preference
     stocks........................................       (1,680.7)             --          (265.6)
  Proceeds from issuing common stocks..............          504.8         1,184.9           860.2
  Cash dividends paid to stockholders..............       (1,327.7)       (1,111.9)       (1,083.9)
                                                       -----------     -----------     -----------
NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES.......................................        6,077.5         2,688.2       (12,477.5)
                                                       -----------     -----------     -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS......................................          143.6            11.4            76.2
                                                       -----------     -----------     -----------
Net increase (decrease) in cash and cash
  equivalents......................................          105.3        (2,851.5)        2,711.9
Cash and cash equivalents at beginning of the
  year.............................................       10,939.0        13,790.5        11,078.6
                                                       -----------     -----------     -----------
Cash and cash equivalents at end of the year.......   $   11,044.3    $   10,939.0    $   13,790.5
                                                       ===========     ===========     ===========

-------------------------------------------
* Excluding effect of accounting changes.

         Reference should be made to the Notes to Financial Statements.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The consolidated financial statements include the accounts of General Motors Corporation (hereinafter referred to as the Corporation) and domestic and foreign subsidiaries which are more than 50% owned, principally General Motors Acceptance Corporation and Subsidiaries (GMAC), Electronic Data Systems Corporation and Subsidiaries (EDS), and Hughes Electronics Corporation and Subsidiaries (Hughes) (collectively referred to as General Motors). General Motors' share of earnings or losses of associates in which at least 20% of the voting securities is owned is included in consolidated operating results under the equity method of accounting (see Note 3).

     Certain amounts for 1994 and 1993 have been reclassified to conform with the 1995 classifications.

     Use of Estimates in the Preparation of the Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.

     Revenue Recognition

     Sales are generally recorded when products are shipped to independent dealers. Provisions for normal dealer sales incentives, returns and allowances, and GM Card rebates are made at the time of vehicle sale. Costs related to special sales incentive programs are recognized as reductions to sales when determinable.

     Certain sales under long-term contracts, primarily in the defense business, are recorded using the percentage-of-completion (cost-to-cost) method of accounting. Hughes Aircraft Company, a subsidiary of Hughes, recognizes revenues for certain commercial long-term contracts using the units-of-delivery method. Profits expected to be realized on contracts are based on estimates of total sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Estimated losses on contracts are recorded in the period in which they are identified.

     In the case of finance receivables in which the face amount includes the finance charge (principally retail financing), earnings are recorded in income over the terms of the receivables using the interest method. On finance receivables in which the face amount represents the principal (principally wholesale, interest-bearing financing, and fleet leasing), the interest is reported as income when earned. Certain loan origination costs are deferred and amortized to financing revenue over the life of the related loans using the interest method. Income from operating lease assets is recognized as scheduled payments become due.

     Insurance premiums are earned on a basis related to coverage provided over the terms of the policies. Commission costs and premium taxes incurred in acquiring new business are deferred and amortized over the terms of the related policies on the same basis as premiums are earned. The liability for losses includes a provision for unreported losses, based on past experience, net of the estimated salvage and subrogation recoverable.

     Product-Related Expenses

     Expenditures for advertising and sales promotion and for other product-related expenses are charged to costs and expenses as incurred; provisions for estimated costs related to product warranty are made at the time the products are sold. Expenditures for advertising amounted to $3,139.5 million in 1995, $2,805.9 million in 1994, and $2,574.4 million in 1993. Expenditures for research and development are charged to costs and

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES expenses as incurred and amounted to $8,387.9 million in 1995, $7,035.8 million in 1994, and $6,029.9 million in 1993.

     Depreciation and Amortization

     Depreciation is provided based on estimated useful lives of groups of property generally using accelerated methods, which accumulate depreciation of approximately two-thirds of the depreciable cost during the first half of the estimated useful lives.

     The cost of each leasehold improvement is amortized over the period of the lease or the life of the property, whichever is shorter, with the amortization applied directly to the asset account and charged to costs and expenses. Depreciation on capitalized leases with a term of five years or less is provided using the straight-line method; leases with a term in excess of five years are depreciated using the foregoing accelerated methods.

     Expenditures for special tools are amortized over their estimated useful lives, primarily using the units of production method. Amortization is applied directly to the asset account. Replacement of special tools for reasons other than changes in products is charged directly to cost of sales.

     Depreciation of vehicles and other equipment on operating leases or in General Motors' use is provided generally on a straight-line basis. The difference between the net book value and the proceeds of sale or salvage on items disposed of is included in income as a charge against or credit to the provision for depreciation.

     Certain purchased software is being amortized over five to eight years.

     Foreign Currency Translation

     Exchange and translation gains (losses) on an after-tax basis included in consolidated operating results in 1995, 1994, and 1993 amounted to ($380.7) million, $206.9 million, and $189.0 million, respectively.

     Cash and Cash Equivalents

     Cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less.

     Supplemental disclosure of cash flow information is as follows:

                                                                YEARS ENDED DECEMBER 31,
                                                            --------------------------------
                                                              1995        1994        1993
                                                            --------    --------    --------
                                                                 (DOLLARS IN MILLIONS)
        Cash paid during the years for
          Interest.......................................   $6,056.9    $5,499.3    $5,938.0
          Income taxes...................................   $  930.5    $2,045.8    $1,545.7

     With respect to noncash transactions, 173.2 million shares of Class E common stock (Note 13) and 18.8 million shares of $1 2/3 par value common stock were contributed to the U.S. pension plans in 1995 and 1993, respectively. The 1993 contribution of $1 2/3 par value shares consisted of shares sold to the Corporation from individual employee accounts in various stock savings plans of General Motors. Also, General Motors entered into capital lease agreements totaling $22.3 million, $25.0 million, and $13.7 million, in 1995, 1994, and 1993, respectively.

     Allowance for Financing Losses

     An allowance for credit losses is generally established during the period in which receivables are acquired and is maintained in amounts considered by management to be appropriate in relation to receivables outstanding.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Losses arising from repossession of the collateral supporting doubtful accounts are recognized upon repossession of the collateral. Repossessed collateral is recorded at estimated realizable value in other assets and adjustments to the related valuation allowance are included in operating expense. Where repossession has not been effected, losses are charged off as soon as it is determined that the collateral cannot be repossessed, generally not more than 150 days after default.

     Nonretail finance receivables are reduced to the estimated fair value of collateral when determined to be impaired or uncollectible.

     Contracts in Process

     Contracts in process are stated at costs incurred plus estimated profit, less amounts billed to customers and advances and progress payments applied. Engineering, tooling, manufacturing, and applicable overhead costs, including administrative, research and development, and selling expenses, are charged to costs and expenses when incurred. Contracts in process also include estimates relating to claims, requests for equitable adjustments, and amounts withheld pending negotiation or settlement with customers. Under certain contracts with the U.S. Government, progress payments are received based on costs incurred on the respective contracts. Title to the inventories related to such contracts (included in contracts in process) vests with the U.S. Government.

     Intangible Assets

     General Motors periodically evaluates the recoverability of goodwill and other intangible assets by assessing whether the unamortized intangible asset can be recovered over its remaining life through undiscounted cash flows generated by underlying tangible assets.

     Derivative Instruments

     General Motors is party to a variety of foreign exchange, interest rate and commodity forward contracts and options entered into in connection with the management of its exposure to fluctuations in foreign exchange rates, interest rates, and certain commodities prices. These financial exposures are monitored and managed in accordance with Corporate policies and procedures.

     Foreign exchange-forward contracts are accounted for as hedges to the extent they are designated as, and are effective as, hedges of firm foreign currency commitments. Other such foreign exchange contracts and options are marked to market on a current basis.

     Interest rate forward contracts designated and effective as a hedge of an underlying debt obligation are not marked to market, but are used to adjust interest expense recognized over the life of the underlying debt agreement. Gains and losses from terminated contracts are deferred and amortized over the remaining period of the original contract. Open interest rate forward contracts are reviewed regularly to ensure that they remain effective as hedges of interest rate exposure. Written options (including swaptions and interest rate caps and collars) are marked to market on a current basis.

     General Motors also enters into commodity forward and options contracts. Since General Motors has the discretion to settle these transactions either in cash or by taking physical delivery, these contracts are not considered financial instruments. Commodity forward contracts and options are accounted for as hedges to the extent they are designated as, and are effective as, hedges of firm or anticipated commodity purchase contracts.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Environmental Liabilities

     General Motors recognizes environmental liabilities when a loss is probable and can be reasonably estimated. Such liabilities are generally not subject to insurance coverage.

     The cost of each environmental liability is estimated by engineering, financial, and legal specialists within General Motors based on current law and existing technologies. Such estimates are based primarily upon the estimated cost of investigation and remediation required and the likelihood that other potentially responsible parties (PRPs) will be able to fulfill their commitments at the sites where General Motors may be jointly and severally liable. At sites being addressed under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act or similar state laws (the "Superfund Sites"), General Motors typically recognizes a loss once it has been named as a PRP and has determined that some liability loss is probable. The Superfund Sites are primarily multi-PRP sites not owned or operated by General Motors. For General Motors' operating plants, an estimated liability is typically recognized either upon completion of an environmental assessment or when General Motors proposes an agreement with the appropriate regulatory agency to take action at a site. For closed or closing plants owned by General Motors and properties being sold, an estimated liability is typically recognized at the time the closure decision is made or sale is recorded and is based on an environmental assessment of the plant property.

     General Motors' estimates for environmental obligations are dependent primarily on the nature and extent of historical information and physical data relating to a contaminated site, the complexity of the site, uncertainty as to what remedy and technology will be required, the outcome of discussions with regulatory agencies and other PRPs at multi-party sites, the number and financial viability of other PRPs, and the timing of expenditures; accordingly, such estimates could change materially as General Motors periodically evaluates and revises such estimates based on expenditures against established reserves and the availability of additional information.

     Accounting Changes

     The Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus in November 1995 on Issue No. 95-1, Revenue Recognition on Sales with a Guaranteed Minimum Resale Value, and concluded that a manufacturer must account for the sale of equipment as an operating lease if it guarantees the resale value of the equipment to the purchaser. Accordingly, the Corporation has modified its revenue recognition policy on sales to daily rental car companies to conform to the consensus. Adoption of this consensus, effective January 1, 1995, resulted in an unfavorable cumulative effect of $51.8 million after-tax ($0.07 per share) attributable to $1 2/3 par value common stock, and increases at December 31, 1995 in net equipment on operating leases of $4.4 billion and other liabilities and deferred credits of $4.6 billion. The effect on future periods is not expected to be material.

     Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which becomes effective for General Motors as of January 1, 1996, establishes accounting standards for determining and calculating the impairment of long-lived assets, certain identifiable intangible assets, and goodwill related to those assets. General Motors will adopt SFAS No. 121 and calculate its impact on General Motors during the first quarter of 1996.

     As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, which becomes effective for General Motors as of January 1, 1996, and which encourages companies to record expense for stock options and other stock-based employee compensation awards based on their fair value at date of grant, General Motors will continue to apply its current accounting policy under Accounting Principles Board Opinion No. 25 and will include the necessary disclosures in its 1996 financial statements.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Effective January 1, 1994, General Motors adopted SFAS No. 112, Employers' Accounting for Postemployment Benefits. SFAS No. 112 requires accrual of the costs of benefits provided to former or inactive employees after employment, but before retirement. The unfavorable cumulative effect of adopting SFAS No. 112, determined on a discounted basis, was $1,220.1 million ($758.1 million after-tax), or $751.3 million ($1.05 per share) attributable to $1 2/3 par value common stock and $6.8 million ($0.08 per share) attributable to GM Class H common stock. The non-cash charge is primarily related to General Motors' extended-disability benefit program in the U.S. which, under SFAS No. 112, will be accrued on a service-driven basis.

     Also effective January 1, 1994, General Motors adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which resulted in a $241.0 million after-tax increase in stockholders' equity. SFAS No. 115 requires the recording at fair value of debt securities that are not expected to be held to maturity and equity securities that have a readily determinable fair value. The primary effect of SFAS No. 115 on General Motors relates to debt securities held by a subsidiary of GMAC and certain equity securities. Marketable securities, other than certain securities held by GMAC and its subsidiaries (and described in Note 22), are considered available for sale; $812.6 million mature within one year, $417.2 million mature in two to five years, and a substantial amount of the remaining $40.6 million matures after 10 years.

     Labor Force

     General Motors, on a worldwide basis, has a concentration of labor supply in employees working under union collective bargaining agreements, which represent approximately 86% of its hourly workforce and 8% of its salaried workforce. Of these represented employees, 86% of hourly and 37% of salaried employees are working under agreements that will expire in 1996.

NOTE 2. EDS SPLIT-OFF

     The Corporation has previously announced its intention to pursue a split-off of EDS to the Corporation's Class E stockholders by an exchange of EDS common stock for Class E stock in a transaction that is tax-free for U.S. Federal income tax purposes and fair to all classes of the Corporation's common stockholders. The Corporation also announced in December 1995 that it had received a ruling from the U.S. Internal Revenue Service to the effect that a split-off as contemplated by the Corporation would be tax-free to the Corporation and its common stockholders for U.S. Federal income tax purposes. The Corporation would not record a gain or loss on the transaction.

     The Corporation and EDS management are working to develop specific terms for such a transaction to present to the Corporation's Board of Directors. Among other matters being addressed, the managements are in the process of developing terms for a long-term information technology agreement between the companies to be effective upon a split-off.

     Management of the Corporation and EDS are also addressing the amount of any special payment that should be made by EDS to the Corporation prior to a split-off in order to ensure that the split-off is fair to all of the Corporation's common stockholders. Any such payment will not exceed one billion dollars and could well be substantially less.

     Substantial progress is being made in developing a specific split-off proposal, although significant matters still remain to be resolved before a definitive proposal can be presented to the Corporation's Board of Directors for its consideration. Any such transaction will be subject to approval by the Corporation's common stockholders. No assurances can be given that a split-off of EDS will be proposed to the Corporation's common stockholders or, if proposed, approved by them. However, management of both the Corporation and EDS and the Corporation's Board of Directors continue to expect that such a transaction will be accomplished.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     If a split-off of EDS is not completed, EDS would continue as a wholly-owned subsidiary of the Corporation. Under such circumstances, the existing contractual arrangements between the Corporation and EDS respecting information technology would continue with any changes that the Corporation's Board of Directors may consider fair to all classes of the Corporation's common stockholders and appropriate in light of the evolving competitive market for information technology services.

NOTE 3. OTHER INCOME AND OTHER DEDUCTIONS

                                                                      YEARS ENDED DECEMBER 31,
                                                                  --------------------------------
                                                                    1995        1994        1993
                                                                  --------    --------    --------
                                                                       (DOLLARS IN MILLIONS)
Other Income
  Nonfinancing interest........................................   $1,672.2    $1,507.7    $1,886.2
  Insurance premiums...........................................      867.0       873.8       799.3
  Claims, commissions, and grants..............................      603.9       467.4       489.7
  Equity in earnings (losses) of associates, net...............      252.9       205.5      (172.5)
  Gain on the sale of finance receivables......................       38.2        30.8       436.4
  Other........................................................    1,533.3     1,274.5     1,158.5
                                                                  --------    --------    --------
       Total other income......................................   $4,967.5    $4,359.7    $4,597.6
                                                                   =======     =======     =======
Other Deductions
  Insurance losses and loss adjustment expenses................   $  620.8    $  749.7    $  614.4
  Provision for financing losses...............................      448.8       177.3       300.8
  Loss on sale of NCRS' net assets*............................      147.8          --          --
  Loss on the sale of Allison Gas Turbine Division (AGT).......         --          --       305.6
  Other........................................................      461.0       533.5       403.9
                                                                  --------    --------    --------
       Total other deductions..................................   $1,678.4    $1,460.5    $1,624.7
                                                                   =======     =======     =======

-------------------------
* The Corporation sold National Car Rental System's (NCRS) net assets, resulting in $162.6 million of net income, or $0.22 per share of $1 2/3 par value common stock. The 1995 net income reflects $310.4 million of tax benefits related to the restructuring for NCRS in 1992. The tax benefits were not previously recorded due to the uncertainty of ultimate realization.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 4. FINANCE RECEIVABLES -- NET

     The composition of finance receivables outstanding is summarized as follows:

                                                                             DECEMBER 31,
                                                                       ------------------------
                                                                         1995           1994
                                                                       ---------      ---------
                                                                        (DOLLARS IN MILLIONS)
U.S.
  Retail............................................................   $26,979.9      $23,486.8
  Wholesale.........................................................    15,187.2       14,560.9
  Leasing and lease financing.......................................     1,296.0        1,613.4
  Term loans to dealers and others..................................     3,656.4        3,670.0
                                                                       ---------      ---------
     Total U.S......................................................    47,119.5       43,331.1
                                                                       ---------      ---------
Canada, Mexico, and International
  Retail............................................................     8,651.3        7,747.9
  Wholesale.........................................................     5,465.3        4,850.6
  Leasing and lease financing.......................................     1,733.0        1,666.7
  Term loans to dealers and others..................................       493.3          484.2
                                                                       ---------      ---------
     Total Canada, Mexico, and International........................    16,342.9       14,749.4
                                                                       ---------      ---------
          Total finance receivables.................................    63,462.4       58,080.5
Less -- Unearned income.............................................    (3,922.5)      (3,309.9)
     -- Allowance for financing losses..............................      (807.9)        (693.3)
                                                                       ---------      ---------
          Total finance receivables -- net..........................   $58,732.0      $54,077.3
                                                                       =========      =========

     Retail, lease financing, and leasing receivable installments past due over 30 days amounted to $90.2 million and $55.5 million at December 31, 1995 and 1994, respectively. Installments on term loans to dealers and others past due over 30 days aggregated $85.2 million at December 31, 1995 and $70.7 million at December 31, 1994.

     The aggregate amount of total finance receivables maturing in each of the five years following December 31, 1995 is as follows: 1996 - $36,568.1 million; 1997 - $11,315.2 million; 1998 - $8,168.2 million; 1999 - $4,528.4 million; 2000
- $2,244.2 million; and 2001 and thereafter - $638.3 million.

     The following table presents an analysis of the allowance for financing losses.

                                                                         YEARS ENDED DECEMBER
                                                                                  31,
                                                                         ---------------------
                                                                          1995          1994
                                                                         -------       -------
                                                                         (DOLLARS IN MILLIONS)
Allowance for financing losses at beginning of the year...............   $ 693.3       $ 748.0
                                                                         -------       -------
Charge-offs
  U.S.................................................................    (372.2)       (310.7)
  Other countries.....................................................     (50.2)        (50.3)
                                                                         -------       -------
     Total charge-offs................................................    (422.4)       (361.0)
Recoveries and other..................................................     104.5         116.0
Transfers (to) from sold receivables allowance........................     (16.3)         13.0
Provisions charged to income..........................................     448.8         177.3
                                                                         -------       -------
     Allowance for financing losses at end of the year................   $ 807.9       $ 693.3
                                                                         =======       =======

     GMAC participates in various sales of receivables programs and has sold retail finance receivables through special purpose subsidiaries with principal aggregating $3.6 billion in 1995 and $3.7 billion in 1994.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

These subsidiaries generally retain a subordinated investment of no greater than 9% of the total receivables pool and market the remaining portion. These subordinated investments absorb losses related to sold receivables to the extent that such losses are greater than the excess cash flows from those receivables and cash reserves related to the sale transaction. Pre-tax gains relating to such sales recorded in other income (excluding limited recourse loss provisions which generally have been provided at the time the contracts were originally acquired) amounted to $38.2 million in 1995, $30.8 million in 1994, and $436.4 million in 1993. GMAC continues to service these receivables for a fee and earns other related ongoing income. GMAC's retail finance receivable servicing portfolio amounted to $6.6 billion and $9.9 billion at December 31, 1995 and 1994, respectively.

     GMAC has also sold wholesale receivables, resulting in decreases in its wholesale receivables outstanding of $4.7 billion and $2.6 billion at December 31, 1995 and 1994, respectively. GMAC continues to service these receivables for a fee, and is committed to sell eligible wholesale receivables arising in certain dealer accounts.

NOTE 5. INVENTORIES

                                                                               DECEMBER 31,
                                                                          ----------------------
                                                                            1995         1994
                                                                          ---------    ---------
                                                                          (DOLLARS IN MILLIONS)
Major Classes of Inventories
Productive material, work in process, and supplies.....................   $ 6,570.4    $ 5,478.3
Finished product, service parts, etc...................................     4,959.1      4,649.5
                                                                          ---------    ---------
     Total.............................................................   $11,529.5    $10,127.8
                                                                          =========    =========
Memo: Increase in LIFO inventories if valued at FIFO...................   $ 2,424.4    $ 2,535.9

     Inventories are stated generally at cost, which is not in excess of market. The cost of substantially all U.S. inventories other than the inventories of Saturn Corporation (Saturn) and Hughes is determined by the last-in, first-out
(LIFO) method. The cost of non-U.S., Saturn, and Hughes inventories is determined generally by the first-in, first-out (FIFO) or average cost methods.

     As a result of decreases in U.S. inventories, certain inventory quantities carried at lower LIFO costs prevailing in prior years, as compared with current purchases, were liquidated in 1993. This inventory adjustment improved pre-tax operating results by approximately $134.4 million in 1993, primarily from the sale of AGT.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 6. UNITED STATES, FOREIGN, AND OTHER INCOME TAXES -- DEFERRED AND PAYABLE

                                                                      YEARS ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1995        1994       1993
                                                                   --------    --------    -------
                                                                        (DOLLARS IN MILLIONS)
Taxes estimated to be payable (refundable) currently
  U.S. Federal..................................................   $ (689.7)   $  544.7    $(230.5)
  Foreign.......................................................    1,431.2     1,029.9      783.8
  U.S. state and local..........................................       51.1        69.7      188.9
                                                                   ---------   ---------   -------
     Total......................................................      792.6     1,644.3      742.2
                                                                   ---------   ---------   -------
Deferred tax (benefits) liabilities -- net
  U.S. Federal..................................................    2,051.6       576.0      (86.2)
  Increase in U.S. corporate income tax rate....................         --          --     (444.3)
  Foreign.......................................................      (67.1)      421.7      (28.3)
  U.S. state and local..........................................      135.6       108.5       (5.3)
                                                                   ---------   ---------   -------
     Total......................................................    2,120.1     1,106.2     (564.1)
                                                                   ---------   ---------   -------
Investment tax credits amortized -- net
  U.S. Federal..................................................      (62.1)      (48.1)     (58.6)
  Foreign.......................................................       (6.8)       (7.8)     (10.0)
                                                                   ---------   ---------   -------
     Total......................................................      (68.9)      (55.9)     (68.6)
                                                                   ---------   ---------   -------
          Total taxes...........................................   $2,843.8*   $2,694.6*   $ 109.5
                                                                   =========   =========   =======

--------------------------------------------
* Excluding effect of accounting changes.

     Deferred income tax assets and liabilities for 1995 and 1994 reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and the bases of such assets and liabilities as measured by tax laws. The net deferred tax asset in the U.S. was $17,550.0 million and $18,171.0 million at December 31, 1995 and 1994, respectively.

     Realization of the net deferred tax assets is dependent on future reversals of existing taxable temporary differences and future taxable income exclusive of reversing temporary differences and carryforwards. Although realization is not assured, management believes that it is more likely than not that the net deferred tax assets will be realized. The amount of the net deferred tax assets considered realizable, however, could be reduced in the near term if actual future taxable income is lower than estimated, or if there are differences in the timing or amount of future reversals of existing taxable temporary differences. The valuation allowance increased by $153.8 million and $46.8 million in 1995 and 1994, respectively. Annual tax provisions include amounts considered sufficient to pay assessments that may result from examination of prior year tax returns; however, the amount ultimately paid upon resolution of issues raised may differ materially from the amount accrued. The alternative minimum tax credit can be carried forward indefinitely. The U.S. state net operating loss carryforwards will expire in years 1997 - 2010 if not utilized; however, a substantial portion will not expire until after the year 2000. The tax credit carryforwards will expire in the years 2000 - 2010 if not utilized.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Temporary differences and carryforwards which give rise to deferred tax assets and liabilities are shown as follows:

                                                                      DECEMBER 31,
                                                 -------------------------------------------------------
                                                           1995                          1994
                                                 -------------------------     -------------------------
                                                       DEFERRED TAX                  DEFERRED TAX
                                                 -------------------------     -------------------------
                                                  ASSETS       LIABILITIES      ASSETS       LIABILITIES
                                                 ---------     -----------     ---------     -----------
                                                                  (DOLLARS IN MILLIONS)
Postretirement benefits other than pensions...   $15,811.7      $       --     $15,184.7      $       --
Minimum pension liability adjustment..........     2,926.8              --       2,213.4              --
Benefit plans.................................     2,056.0         6,621.1       1,606.3         3,757.4
Policy and warranty...........................     2,085.4              --       2,041.9              --
Sales and product allowances..................     1,548.5           143.2       1,615.2           241.3
Special provision for scheduled plant
  closings....................................       961.7              --       1,135.8              --
Miscellaneous foreign.........................     1,140.6           318.1       1,422.2           638.3
Profits on long-term contracts................       514.4           450.3         387.7           632.4
Alternative minimum tax credit
  carryforwards...............................       730.4              --         741.2              --
Depreciation..................................       606.7         5,034.0         465.3         4,915.6
Capitalized research and experimentation......       571.1              --         780.3              --
U.S. state net operating loss carryforwards...       478.4              --         314.2              --
Financing losses..............................       298.5              --         253.2              --
Tax credit carryforwards......................       536.5              --         130.0              --
Lease transactions............................          --         2,741.5            --         2,321.3
Tax on unremitted profits.....................          --           467.8            --           353.1
All other.....................................     6,357.6         3,222.0       5,461.3         2,681.7
                                                 ---------       ---------     ---------       ---------
  Subtotal....................................    36,624.3        18,998.0      33,752.7        15,541.1
Valuation allowance...........................    (1,228.2)             --      (1,074.4)             --
                                                 ---------       ---------     ---------       ---------
     Total deferred taxes.....................   $35,396.1      $ 18,998.0     $32,678.3      $ 15,541.1
                                                 =========       =========     =========       =========

     Provisions are made for estimated U.S. and foreign income taxes, less available tax credits and deductions, which may be incurred on the remittance of the Corporation's share of subsidiaries' undistributed earnings not deemed to be permanently invested. Taxes have not been provided on foreign subsidiaries' earnings which are deemed essentially permanently reinvested of approximately $7.3 billion at December 31, 1995 and $5.8 billion at December 31, 1994. Quantification of the deferred tax liability, if any, associated with permanently reinvested earnings is not practicable.

     Income before income taxes included the following components:

                                                                    YEARS ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                1995          1994          1993
                                                              --------      --------      --------
                                                                     (DOLLARS IN MILLIONS)
U.S. income (loss).........................................   $4,712.6      $3,152.1      $ (512.7)
Foreign income.............................................    5,063.7       5,201.2       3,088.0
                                                              --------      --------      --------
     Total.................................................   $9,776.3      $8,353.3      $2,575.3
                                                              ========      ========      ========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     The consolidated income tax was different than the amount computed using the 35% U.S. Federal statutory income tax rate for the reasons set forth in the table below:

                                                                    YEARS ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                1995          1994          1993
                                                              --------      --------      --------
                                                                     (DOLLARS IN MILLIONS)
Tax at U.S. statutory income tax rate......................   $3,421.7      $2,923.7      $  901.4
U.S. net operating loss carryback..........................     (190.0)           --            --
U.S. state and local income taxes..........................      135.7         130.8         129.7
Deferred tax impact of Federal rate increase...............         --            --        (444.3)
Investment tax credits amortized...........................      (68.9)        (55.9)        (68.6)
U.S. tax effect of foreign earnings and dividends..........      292.2         126.5          80.9
Foreign rates other than 35%...............................     (215.8)       (453.6)       (433.4)
Taxes on unremitted earnings of subsidiaries...............      139.4         123.5          54.3
Equity effect in pre-tax income............................      (88.5)        (71.9)         60.4
Sale of NCRS' net assets...................................     (258.7)           --            --
Other adjustments..........................................     (323.3)        (28.5)       (170.9)
                                                              --------      --------       -------
     Consolidated income tax...............................   $2,843.8*     $2,694.6*     $  109.5
                                                              ========      ========       =======

-------------------------------------------
* Excluding effect of accounting changes.

NOTE 7. PROPERTY AND NET EQUIPMENT ON OPERATING LEASES

                                                                ESTIMATED           DECEMBER 31,
                                                                 USEFUL        ----------------------
                                                              LIVES (YEARS)      1995         1994
                                                              -------------    ---------    ---------
                                                                       (DOLLARS IN MILLIONS)
Real estate, plants, and equipment
  Land.....................................................          --        $   797.8    $   799.1
  Land improvements........................................       20-31          1,910.7      1,849.7
  Leasehold improvements -- less amortization..............        8-10            320.7        306.8
  Buildings................................................       29-40         13,921.5     13,651.6
  Machinery and equipment..................................        5-27         45,753.3     43,890.2
  Furniture and office equipment...........................        8-20          6,235.3      5,306.7
  Capitalized leases.......................................        5-40          1,402.9      1,199.7
  Construction in progress.................................          --          3,310.1      2,804.1
                                                                               ---------    ---------
     Total.................................................                    $73,652.3    $69,807.9
                                                                               =========    =========

     The value of General Motors' net equipment on operating leases is based on estimated residual values of the leased equipment, which are calculated at the lease inception date. Realization of the residual values is dependent on General Motors' future ability to market the equipment under then prevailing market conditions. Although realization is not assured, management believes it is more likely than not that the estimated residual values will be realized.

     The lease payments to be received relate to equipment on operating leases maturing in each of the five years following December 31, 1995 and are as follows: 1996-$5,302.4 million; 1997-$3,373.9 million; 1998-$1,361.6 million;
1999-$200.9 million; and 2000-$82.8 million.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 8. INTANGIBLE ASSETS

                                                                               DECEMBER 31,
                                                                          ----------------------
                                                                            1995         1994
                                                                          ---------    ---------
                                                                          (DOLLARS IN MILLIONS)
Pensions (Note 13).....................................................   $ 6,500.9    $ 7,373.8
Intangible assets relating to acquisition of Hughes....................     2,845.8      3,005.3
Goodwill relating to all other acquisitions............................     2,025.4      1,214.1
Mortgage servicing rights..............................................       470.3        222.3
All other..............................................................        56.5         98.3
                                                                          ---------    ---------
  Total................................................................   $11,898.9    $11,913.8
                                                                          =========    =========

     Intangible assets arising from the acquisition of Hughes relate to patents and related technology and other intangible assets which were originally recorded in 1985 and are principally being amortized over 40 years.

     Goodwill resulting from other acquisitions is being amortized over periods of eight to 40 years.

     Mortgage servicing rights are being amortized over periods that generally match future net mortgage servicing revenues.

NOTE 9. NOTES AND LOANS PAYABLE

                                                                                    DECEMBER 31,
                                                           WEIGHTED AVERAGE    ----------------------
                                                           INTEREST RATE(1)      1995         1994
                                                           ----------------    ---------    ---------
                                                                     (DOLLARS IN MILLIONS)
Notes, loans, and debentures
  Payable within one year
     Current portion of long-term debt..................         7.4%          $13,117.4    $ 8,381.8
     Commercial paper(2)................................         5.9%           21,913.7     18,644.4
     All other(2).......................................         6.6%           11,617.8      9,213.9
  Payable beyond one year
     1996...............................................           --                 --     11,953.4
     1997...............................................         7.0%           11,858.0     10,158.8
     1998...............................................         6.9%            6,477.9      2,795.6
     1999...............................................         7.1%            4,551.9      4,151.2
     2000...............................................         7.5%            4,957.9      2,191.6
     2001 and after.....................................         7.7%            9,958.4      7,176.0
  Unamortized discount..................................                        (1,129.5)      (936.5)
                                                                               ---------    ---------
       Total............................................                       $83,323.5    $73,730.2
                                                                               =========    =========

--------------------------------------------------------------------------------
(1) The weighted average interest rate for 1995 includes the impact of interest rate swap agreements.

(2) The weighted average interest rate for commercial paper and all other short-term borrowings was 6.1% and 6.5%, respectively, at December 31, 1994.

     After consideration of foreign currency swaps, the above 1995 maturities, payable beyond one year, include $6.1 billion in currencies other than the U.S. Dollar, primarily the Canadian Dollar ($1.7 billion), German Mark ($1.7 billion), and the British Pound ($1.5 billion).

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     At December 31, 1995 and 1994, notes and loans payable include $68.8 billion and $62.0 billion of obligations with fixed rates, and $14.5 billion and $11.7 billion of obligations with variable interest rates (predominantly based on the London Interbank Offering Rate or LIBOR), after considering the impact of interest rate swap agreements.

     To achieve its desired balance, within prescribed limits, between fixed and variable rate debt, General Motors has entered into interest rate swap, interest rate cap, interest rate collar, and swaption agreements. The notional amounts of such agreements as of December 31, 1995 were approximately $7,105 million ($3,568 million pay variable and $3,537 million pay fixed), $340 million, $50 million, and $270 million, respectively. The notional amounts of such agreements as of December 31, 1994 were approximately $5,482 million ($4,195 million pay variable and $1,287 million pay fixed), $440 million, $50 million, and $741 million, respectively.

     General Motors maintains, or otherwise has available through asset securitization programs, various syndicated bank credit facilities which in aggregate provide $30.3 billion of committed bank credit availability. The terms of the facilities range from one to five years, with a weighted average term of approximately three years. Facility and commitment fees on the syndicated credit facilities average 0.11% per annum over the term of the various agreements based on current credit ratings. The facilities contain certain covenants. The Corporation and applicable subsidiaries were in compliance with these covenants at December 31, 1995.

     Certain subsidiaries maintain other bank lines of credit, some of which are supported by bank commitment fees and compensating balances. Compensating balances, which are not subject to withdrawal restrictions, are maintained at a level required to provide the same income that a fee would generate. Total commitment and facilities fees incurred by the Corporation's subsidiaries amounted to $43.7 million in 1995, $60.0 million in 1994, and $44.5 million in 1993. Total compensating balances maintained by the Corporation's subsidiaries in lieu of commitment fees averaged $12.4 million in 1995 and $23.5 million in 1994.

     At December 31, 1995, unused short-term credit facilities totaled approximately $22.6 billion and unused long-term credit facilities totaled approximately $20.1 billion.

     Total interest cost incurred in 1995, 1994, and 1993 amounted to $5,352.0 million, $5,465.8 million, and $5,717.8 million, respectively, of which $49.8 million, $33.9 million, and $44.1 million, related to certain real estate, plants, and equipment acquired in those years, was capitalized.

NOTE 10. DERIVATIVE FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     General Motors is a party to financial instruments with off-balance-sheet risk which it uses in the normal course of business to manage its exposure to fluctuations in interest rates and foreign exchange rates, and to meet the financing needs of its customers.

     The primary classes of derivatives used by General Motors are foreign exchange-forward contracts and options, interest rate forward contracts and options, and forward contracts to purchase or sell mortgages or mortgage-backed securities. Those instruments involve, to varying degrees, elements of credit risk in the event a counter-party should default, and market risk as the instruments are subject to rate and price fluctuations. Credit risk is managed through the approval and periodic monitoring of financially sound counterparties.

     Derivative transactions are entered into to hedge underlying business exposures. Market risk in these instruments is more than offset by opposite movements in the underlying exposure since General Motors does not hedge 100% of all such exposures. Cash receipts or payments on these contracts normally occur at maturity, or for interest rate swap agreements, at periodic contractually defined intervals.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Foreign Exchange-Forward Contracts and Options

     General Motors is an international corporation with operations in over 50 countries. General Motors has foreign currency exposures at these operations related to buying, selling, and financing in currencies other than the local currency. General Motors' most significant foreign currency exposures relate to major North American countries (Canada and Mexico), Western European countries (primarily Germany, United Kingdom, Spain, Belgium, and France), Japan, and Brazil. The magnitude of these exposures significantly varies over time depending upon the strength of local automotive markets and sourcing decisions.

     General Motors enters into agreements by which it seeks to manage certain of its foreign exchange exposures in accordance with established policy guidelines. These agreements primarily hedge cash flows such as debt, firm commitments and anticipated transactions involving vehicles, components and fixed assets and subsidiary dividends. As a general practice, General Motors has not hedged the foreign exchange exposure related either to the translation of overseas earnings into U.S. dollars, or the translation of overseas equity positions back to U.S. dollars. General Motors uses foreign exchange-forward contracts as well as purchased and written foreign exchange options. Foreign exchange-forward contracts are legal agreements between two parties to purchase and sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. Cross-currency swaps are included in this category and relate to interest rate swaps in which the underlying notional principal amounts are in different currencies.

     At December 31, 1995 and 1994, General Motors held foreign exchange-forward contracts of approximately $11,602 million and $9,030 million (including cross-currency swaps of $1,290 million and $1,161 million), respectively. At December 31, 1995 and 1994, General Motors had entered into foreign exchange options of approximately $3,833 million and $2,637 million, respectively. Deferred hedging gains on outstanding contracts hedging firm commitments to purchase inventory or fixed assets totaled $1 million and $12 million at December 31, 1995 and 1994, respectively. Such amounts are deferred and will be included in the cost of such assets when purchased, to be recognized in operations as part of the basis of these assets. All other foreign exchange-forward contracts and options are marked to market, and recognized with other gains or losses on foreign exchange transactions in the Consolidated Statement of Income. General Motors' firm commitments typically extend for periods of up to three years.

     Interest Rate Forward Contracts and Options

     General Motors' financing and cash management activities subject it to market risk from exposure to changes in interest rates. To manage these exposures, General Motors has entered into various financial instrument transactions. General Motors' objective of entering into these transactions is to maintain the desired level of exposure to the risk of interest rate fluctuations and minimize interest expense. To achieve this objective, General Motors will at times use written options.

     In a limited number of cases, GMAC swaps, matched to specific portfolios of wholesale assets or debt, are executed on a portfolio basis to achieve specific interest rate management objectives. The differential paid or received on such swaps is recorded as an adjustment to interest expense or income over the term of the underlying debt agreement or matched portfolio.

     Interest rate forward contracts are contractual agreements between General Motors and another party to exchange fixed and floating interest rate payments periodically over the life of the agreements without the exchange of underlying principal amounts. Interest rate options, including swaptions, and interest rate caps and floors may result in the future exchange of interest payments if market interest rates reach certain levels. At December 31, 1995 and 1994, the total notional amount of such agreements with off-balance-sheet risk was approximately $15,942 million and $14,080 million, respectively.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Interest rate forward contracts used to hedge an underlying debt obligation are not marked to market, but are used to adjust interest expense recognized over the life of the underlying debt agreement. Gains and losses on terminated interest rate forward contracts are deferred and recognized as a yield adjustment on the underlying debt. Unamortized net losses on interest rate forward contracts totaled approximately $36 million and $24 million at December 31, 1995 and 1994, respectively. Written options, including those embedded in interest rate forward agreements, written interest rate caps, written swaptions, and interest rate forward contracts that do not meet settlement accounting criteria are marked to market with related gains and losses recognized in income on a current basis.

     Mortgage Contracts

     GMAC has also entered into contracts to purchase and sell mortgages at specific future dates and has entered into certain exchange traded futures and option contracts to reduce exposure to interest rate risk. At December 31, 1995 and 1994, commitments to sell mortgage loans totaled $2,154 million and $694 million, respectively, and commitments to purchase or originate mortgage loans totaled $2,896 million and $690 million, respectively. GMAC's exchange traded futures and option contracts, which are used to hedge mortgage loans held for sale, have notional values of $100 million and $4,954 million at December 31, 1995 and 1994, respectively. Gains and losses on derivatives, including exchange traded futures and option contracts, used to hedge interest rate risk associated with rate locked funding commitments and mortgage loans held for sale are deferred, and considered in the reporting of the underlying mortgages on a lower of cost or market basis.

     The notional values of derivatives used to hedge price and interest rate risk associated with mortgage related securities totaled $66 million and $667 million at December 31, 1995 and 1994, respectively. Gains and losses associated with these instruments are recognized in the current period on a mark to market basis. Derivatives used to hedge purchased mortgage servicing rights have notional values of $5,022 million and $482 million at December 31, 1995 and 1994, respectively; gains and losses on such contracts are recorded as an adjustment to amortization expense.

     GMAC has also entered into interest rate swap contracts in an effort to stabilize short-term borrowing costs and to maintain a minimum return on certain mortgage loans held for investment. Amounts received or paid under such interest rate swap contracts are recorded as an adjustment to interest expense. At December 31, 1995 and 1994, the notional values of such instruments totaled $133 million and $461 million, respectively.

     Credit Risk

     The forward contracts, options, and lines of credit previously discussed contain an element of risk that the counterparties may be unable to meet the terms of the agreements. However, General Motors minimizes such risk exposure for forward contracts and options by limiting the counterparties to major international banks and financial institutions. Management also reduces its credit risk for unused lines of credit by applying the same credit policies in making commitments as it does for extending loans. Management does not expect to record any losses as a result of counterparty default. General Motors does not require or place collateral for these financial instruments, except for the lines of credit.

     General Motors has business activities with customers, dealers, and associates around the world, and its receivables from and guarantees to such parties are well diversified and, in many cases, secured by collateral. Consequently, in management's opinion, no significant concentration of credit risk exists for General Motors.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS

     In accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments, and SFAS No. 119, Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments, General Motors has provided the following fair value estimates and information about valuation methodologies. The estimated fair value amounts have been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value; therefore, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts.

     Fair value information presented herein is based on information available at December 31, 1995 and 1994. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been updated since those dates and, therefore, the current estimates of fair value at dates subsequent to December 31, 1995 and 1994 may differ significantly from these amounts. The estimated fair value of financial instruments held by General Motors, for which it is practicable to estimate that value, are set forth below:

                                                                     DECEMBER 31,
                                                 ----------------------------------------------------
                                                           1995                        1994
                                                 ------------------------    ------------------------
                                                    BOOK          FAIR          BOOK          FAIR
                                                   VALUE         VALUE         VALUE         VALUE
                                                 ----------    ----------    ----------    ----------
                                                                (DOLLARS IN MILLIONS)
Assets
  Cash and Marketable Securities..............   $ 16,642.9    $ 16,642.9    $ 16,075.6    $ 16,075.6
  Finance Receivables -- net..................     58,714.8      59,095.9      54,048.4      53,869.8
  Accounts and Notes Receivable -- net........      9,946.2       9,946.2       8,742.5       8,742.5
  Other Assets................................      6,349.8       6,474.2       7,591.6       7,801.4
Liabilities
  Accounts Payable............................    (11,898.8)    (11,898.8)    (11,635.0)    (11,635.0)
  Notes and Loans Payable
     Payable within one year..................    (46,305.1)    (46,381.6)    (36,108.5)    (36,097.4)
     Payable beyond one year..................    (37,018.4)    (41,016.0)    (37,621.7)    (38,138.9)
  Other Liabilities...........................       (623.0)       (639.5)       (632.9)       (622.8)
Stocks Subject to Repurchase..................           --            --        (450.0)       (445.4)

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     The prior table excludes the book value and fair value of financial instrument derivatives which are as follows:

                                                                  FAIR VALUE OF OPEN CONTRACTS(1) AT:
                                                                              DECEMBER 31,
                                                              --------------------------------------------
                                                                      1995                    1994
                                                              --------------------    --------------------
                                                               ASSET      LIABILITY    ASSET      LIABILITY
                                                              POSITION    POSITION    POSITION    POSITION
                                                              --------    --------    --------    --------
                                                                         (DOLLARS IN MILLIONS)
Foreign Exchange-Forward Contracts(2)......................     $290       $ (174)      $241       $  (63)
Foreign Exchange Options...................................       28          (29)         2           (1)
Interest Rate Forward Contracts............................      181         (133)        48         (296)
Interest Rate Options......................................       --          (42)        --         (126)
Mortgage Contracts.........................................       46          (43)         9           (7)
----------------------------------------------------------------------------------------------------------

(1) The related asset (liability) recorded on the balance sheet for foreign exchange-forward contracts, foreign exchange options, interest rate forward contracts, and interest rate options totaled $64 million, ($1) million, ($21) million, and ($46) million, respectively, at December 31, 1995, and $42 million, $1 million, ($78) million, and ($137) million, respectively, at December 31, 1994. The related asset recorded on the balance sheet for mortgage contracts was $5 million and $1 million at December 31, 1995 and 1994, respectively.

(2) Foreign exchange contracts include certain derivatives with both foreign exchange and interest rate exposures which had a fair value of $75 million at December 31, 1995 and $77 million at December 31, 1994.

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     Cash and Marketable Securities

     The fair value of cash equivalents and marketable securities is determined principally based on quoted market prices.

     Finance Receivables

     The fair value is estimated by discounting the future cash flows using applicable spreads to approximate current rates applicable to each category of finance receivables. The carrying value of wholesale receivables and other receivables whose interest rates adjust on a short-term basis with applicable market indices (generally the prime rate) are assumed to approximate fair value either due to their short maturities or due to the interest rate adjustment feature.

     Accounts and Notes Receivable and Accounts Payable

     For receivables and payables with short maturities, the book values approximate market value.

     Other Assets and Other Liabilities

     Other assets reported at December 31, 1995 and 1994 include various financial instruments (e.g., long-term receivables and certain investments) having a fair value based on discounted cash flows, market quotations, and other appropriate valuation techniques. The fair values of retained subordinated interests in trusts and excess servicing assets (net of deferred costs) are derived by discounting expected cash flows using current market rates. Estimated values of Industrial Development Bonds, included in other liabilities and deferred credits, are based on quoted market prices for the same or similar issues.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Notes and Loans Payable

     The fair value of the debt payable within one year is determined by using quoted market prices, if available, or calculating the estimated value of each bank loan, note, or debenture in the portfolio at the applicable rate in effect. Commercial paper, master notes, and demand notes have an original term of less than 90 days and, therefore, the carrying amount of these liabilities is considered fair value. Debt payable beyond one year has an estimated fair value based on quoted market prices for the same or similar issues or based on the current rates offered to General Motors for debt of similar remaining maturities.

     Stocks Subject to Repurchase

     At December 31, 1994, the fair value of the Corporation's repurchase obligation was based on discounted cash flows assuming redemption by the Howard Hughes Medical Institute (HHMI) at the specified exercise date. At the closing Class H common stock price on December 31, 1994, the shares subject to repurchase would have been valued at $523 million.

     Foreign Exchange-Forward Contracts and Options

     The fair value of foreign exchange-forward contracts is estimated by obtaining quotes for futures contracts with similar terms, adjusted where necessary for maturity differences. The fair value of foreign exchange options is estimated using active exchange quotations for most options, and pricing models for illiquid options.

     Interest Rate Forward Contracts and Options

     The fair value of interest rate forward contracts, including contracts with optionality, is estimated using pricing models based upon current market interest rates. Exchange traded futures are valued at quoted market prices.

     Mortgage Contracts

     The fair value of such contracts is estimated based upon the amount that would be received or paid to terminate the contracts based on market prices of similar financial instruments and current rates for mortgage loans.

     Unused Lines of Credit

     Because loans extended under these commitments are at market interest rates, there is no significant fair value position related to the outstanding commitments.

NOTE 12. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     General Motors maintains hourly and salaried benefit plans that provide postretirement medical, dental, vision, and life insurance to most U.S. retirees and eligible dependents. These benefits are funded as incurred from the general assets of General Motors. SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, requires that the cost of such benefits be recognized in the financial statements during the period employees provide service to General Motors.

     The medical, dental, vision, and life insurance costs for active employees during active service are not covered by SFAS No. 106 and are charged directly to expense on a pay-as-you-go basis.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Certain of the Corporation's subsidiaries outside of the U.S. have postretirement plans, although most participants are covered by government sponsored or administered programs, and the postretirement cost of such programs generally is not significant to General Motors.

     The components of non-pension postretirement benefit cost are set forth below:

                                                                      YEARS ENDED DECEMBER 31,
                                                                  --------------------------------
                                                                    1995        1994        1993
                                                                  --------    --------    --------
                                                                       (DOLLARS IN MILLIONS)
Benefits earned during the year................................   $  617.2    $  955.4    $  811.5
Interest accrued on benefits earned in prior years.............    3,120.0     3,114.2     3,177.5
Termination, curtailment, and settlement benefits..............       26.4      (233.0)      174.4
Amortization of net actuarial (gains)/losses...................       (7.4)      407.4          --
Amortization of prior service costs due to plan changes........     (115.9)     (121.7)         --
                                                                  --------    --------    --------
  Total non-pension postretirement benefit cost................   $3,640.3    $4,122.3    $4,163.4
                                                                  ========    ========    ========

     The table below displays the components of General Motors' net postretirement benefit obligation, as recognized in the Consolidated Balance
Sheet:

                                                                             DECEMBER 31,
                                                                       ------------------------
                                                                         1995           1994
                                                                       ---------      ---------
                                                                        (DOLLARS IN MILLIONS)
Accumulated postretirement benefit obligation (APBO)
  Current retirees..................................................   $23,155.1      $21,562.3
  Fully eligible active plan participants...........................     5,295.6        3,984.7
  Other active plan participants....................................    12,411.1       11,196.1
                                                                       ---------      ---------
APBO................................................................    40,861.8       36,743.1
Unamortized prior service costs due to plan changes.................       795.4          958.3
Unamortized net amount resulting from changes in plan experience and
  actuarial assumptions.............................................       (62.1)       2,316.8
                                                                       ---------      ---------
  Net obligation recognized in the Consolidated Balance Sheet.......   $41,595.1      $40,018.2
                                                                       =========      =========

     The following table summarizes the principal assumptions used in determining the actuarial value of the APBO:

                                                                               1995         1994
                                                                               ----         ----
Weighted average discount rate..............................................   7.5%         8.8%
Weighted average rate of increase in future compensation levels related to
  pay-related life insurance................................................   4.3%         4.2%
Base weighted average health-care cost trend rate (a)
  1995......................................................................                8.7%
  1996......................................................................   6.5%
Ultimate sustained weighted average health-care cost trend rate in 2002.....   5.0%(b)      5.5%

(a) Current year trend rate assumed at beginning of year is adjusted to actual in determining year-end obligations.

(b) Rate remains at 6.5% through 1999, and then decreases on a linear basis through 2002, to the ultimate weighted average trend rate of 5.0%.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     The following decreases would result from a one percentage point increase in the weighted average discount rates:

                                                                             DECEMBER 31,
                                                                        -----------------------
                                                                         1995             1994
                                                                        ------           ------
                                                                         (DOLLARS IN MILLIONS)
APBO.................................................................   $4,500           $3,800

     The following increases would result from a one percentage point increase in the weighted average health-care cost trend rates:

                                                                         YEARS ENDED DECEMBER
                                                                                  31,
                                                                        -----------------------
                                                                         1995             1994
                                                                        ------           ------
                                                                         (DOLLARS IN MILLIONS)
APBO.................................................................   $5,000           $3,950
Service and interest components of postretirement expense............   $  470           $  600

     General Motors has disclosed in the financial statements certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as "accumulated postretirement benefit obligations", "liabilities", or "obligations". Notwithstanding the recording of such amounts and the use of these terms, General Motors does not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of General Motors (other than pensions) represent legally enforceable liabilities of General Motors.

NOTE 13. PENSIONS

     General Motors has a number of defined benefit pension plans covering substantially all employees. Plans covering U.S. and Canadian represented employees generally provide benefits of negotiated stated amounts for each year of service as well as significant supplemental benefits for employees who retire with 30 years of service before normal retirement age. The benefits provided by the plans covering U.S. and Canadian salaried employees, and employees in certain foreign locations, are generally based on years of service and the employee's salary history. General Motors also has certain nonqualified pension plans covering executives which are based on targeted wage replacement percentages and are unfunded.

     In March 1995, the Corporation contributed to the General Motors Hourly-Rate Employees Pension Plan (Hourly Plan) 173,163,187 shares of Class E common stock, having an aggregate fair market value of approximately $6.3 billion (determined by an independent valuation expert retained by the Trustee) at the time of contribution. The contribution was made under the terms of an agreement between the Corporation and the Pension Benefit Guaranty Corporation (the PBGC). Subject to the terms of the agreement, the Corporation will defer the use of the funding credits that would otherwise result from such cash and stock contributions. Consequently, the Corporation will continue to make regular cash contributions to the Hourly Plan over the next several years. The agreement with the PBGC also provides flexibility to the Corporation by granting a release of EDS from liability, if any, under Title IV of the Employee Retirement Income Security Act (ERISA) for the Corporation's U.S. pension plans, in the event EDS were to leave the Corporation's control group under certain circumstances (Note
2). In addition, in connection with the contribution of the shares of Class E common stock, the U.S. Department of Labor granted an exemption with respect to, among other things, limits otherwise applicable under ERISA on the amount of Class E common stock that could legally be held by the Hourly Plan.

     The measurement date used for the Corporation's principal U.S. plans was changed in 1994 from October 1 to December 31, primarily to align the measurement date with the year-end financial statement date. The measurement dates for the EDS and Hughes U.S. plans are October 1 and December 1, respectively. For non-U.S. plans, the measurement dates used are October 1 for certain foreign plans and December 1 for Canadian plans.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Plan assets are primarily invested in U.S. Government obligations, equity and fixed income securities, commingled pension trust funds, insurance contracts, and the Corporation's $1 2/3 par value and Class E common stocks (valued as of the 1995 measurement date at $1,414.4 million and $7,464.5 million, respectively). General Motors' funding policy with respect to its qualified plans is to contribute annually not less than the minimum required by applicable law and regulation. General Motors made pension contributions to the U.S. plans of $10,364.6 million in 1995, $7,655.6 million in 1994, and $4,387.9 million in 1993.

     Total pension expense for General Motors amounted to $2,103.0 million in 1995, $3,677.4 million in 1994, and $2,684.9 million in 1993. Programs for early retirement were offered to certain employees during 1995, 1994, and 1993. The pension related cost of these programs was $67.0 million, $88.9 million, and $659.3 million, respectively, of which $67.0 million, $88.9 million, and $229.4 million was expensed during 1995, 1994, and 1993, respectively. In 1993, the remaining cost of $429.9 million was offset against certain training fund accruals, based upon an agreement with represented hourly employees.

     Net periodic pension cost and total pension expense of U.S. plans and plans of subsidiaries outside the United States included the following components:

                                                                                          NON-
                                                                         U.S. PLANS    U.S. PLANS
                                                                         ----------    ----------
                                                                          (DOLLARS IN MILLIONS)
YEAR ENDED DECEMBER 31, 1995
Benefits earned during the year.......................................   $    989.2     $  187.0
Interest accrued on benefits earned in prior years....................      4,916.4        684.0
Return on assets
  Actual gain.........................................................    (12,156.3)      (675.8)
  Less deferred gain..................................................      6,624.7        213.4
Net amortization......................................................      1,054.0        117.7
                                                                         ----------    ----------
Net periodic pension cost.............................................      1,428.0        526.3
Termination, curtailment, and settlement benefits.....................         50.5         25.1
Other-primarily minor pension plans...................................          9.3         63.8
                                                                         ----------    ----------
       Total pension expense..........................................   $  1,487.8     $  615.2
                                                                          =========     ========
YEAR ENDED DECEMBER 31, 1994
Benefits earned during the year.......................................   $  1,207.0     $  223.7
Interest accrued on benefits earned in prior years....................      4,466.6        617.7
Return on assets
  Actual gain.........................................................     (1,161.3)      (105.0)
  Plus deferred loss..................................................     (3,312.0)      (285.2)
Net amortization......................................................      1,323.5        174.0
                                                                         ----------    ----------
Net periodic pension cost.............................................      2,523.8        625.2
Termination, curtailment, and settlement benefits.....................        399.6         61.4
Other-primarily minor pension plans...................................         12.9         54.5
                                                                         ----------    ----------
       Total pension expense..........................................   $  2,936.3     $  741.1
                                                                          =========     ========
YEAR ENDED DECEMBER 31, 1993
Benefits earned during the year.......................................   $    939.9     $  133.1
Interest accrued on benefits earned in prior years....................      4,258.9        473.9
Return on assets
  Actual gain.........................................................     (7,159.0)      (775.6)
  Less deferred gain..................................................      3,329.1        453.1
Net amortization......................................................        647.7         67.7
                                                                         ----------    ----------
Net periodic pension cost.............................................      2,016.6        352.2
Termination, curtailment, and settlement benefits.....................        202.8         26.6
Other-primarily minor pension plans...................................         12.1         74.6
                                                                         ----------    ----------
       Total pension expense..........................................   $  2,231.5     $  453.4
                                                                          =========     ========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     The tables below reconcile the funded status of General Motors' U.S. and non-U.S. plans for which SFAS No. 87, Employers' Accounting for Pensions, has been adopted with amounts recognized in the Consolidated Balance Sheet.

                                                                      DECEMBER 31,
                                                    -------------------------------------------------
                                                             1995                      1994
                                                    ----------------------    -----------------------
                                                     ASSETS       ACCUM.       ASSETS        ACCUM.
                                                     EXCEED      BENEFITS      EXCEED       BENEFITS
                                                     ACCUM.       EXCEED       ACCUM.        EXCEED
                                                    BENEFITS      ASSETS      BENEFITS       ASSETS
                                                    ---------    ---------    ---------    ----------
                                                                  (DOLLARS IN MILLIONS)
U.S. PLANS
Actuarial present value of benefits based on
  service to date and present pay levels
  Vested.........................................   $24,557.6    $34,327.4    $20,631.9    $ 28,799.4
  Nonvested......................................     1,826.1      7,600.4      1,654.7       6,488.0
                                                    ---------    ---------    ---------    ----------
Accumulated benefit obligation...................    26,383.7     41,927.8     22,286.6      35,287.4
Additional amounts related to projected pay
  increases......................................     2,734.3        238.3      1,985.5         192.4
                                                    ---------    ---------    ---------    ----------
Total projected benefit obligation (PBO) based on
  service to date................................    29,118.0     42,166.1     24,272.1      35,479.8
Plan assets at fair value........................    29,699.8     38,581.5     25,827.9      24,579.7
                                                    ---------    ---------    ---------    ----------
PBO (in excess of) less than plan assets.........       581.8     (3,584.6)     1,555.8     (10,900.1)
Unamortized net amount resulting from changes in
  plan experience and actuarial assumptions......     5,891.0      7,269.1      4,180.1       5,567.4
Unamortized prior service cost...................     1,276.2      5,166.4      1,357.5       5,887.2
Unamortized net obligation (asset) at date of
  adoption.......................................      (844.0)       519.6     (1,035.7)        624.3
Adjustment for unfunded pension liabilities......          --    (12,716.8)          --     (11,886.5)
                                                    ---------    ---------    ---------    ----------
       Net prepaid pension cost (accrued
          liability) recognized in the
          Consolidated Balance Sheet.............   $ 6,905.0    $(3,346.3)   $ 6,057.7    $(10,707.7)
                                                    =========    =========    =========    ==========
NON-U.S. PLANS
Actuarial present value of benefits based on
  service to date and present pay levels
  Vested.........................................   $ 2,278.2    $ 5,546.2    $ 1,945.8    $  4,535.9
  Nonvested......................................        78.6        167.9         68.8         148.0
                                                    ---------    ---------    ---------    ----------
Accumulated benefit obligation...................     2,356.8      5,714.1      2,014.6       4,683.9
Additional amounts related to projected pay
  increases......................................       361.1        574.5        316.6         425.4
                                                    ---------    ---------    ---------    ----------
Total PBO based on service to date...............     2,717.9      6,288.6      2,331.2       5,109.3
Plan assets at fair value........................     3,023.7      2,415.3      2,673.3       1,543.1
                                                    ---------    ---------    ---------    ----------
PBO (in excess of) less than plan assets.........       305.8     (3,873.3)       342.1      (3,566.2)
Unamortized net amount resulting from changes in
  plan experience and actuarial assumptions......       550.6        786.8        455.4         394.7
Unamortized prior service cost...................       175.8        911.4        192.1         962.1
Unamortized net obligation (asset) at date of
  adoption.......................................      (167.1)       226.1       (218.6)        229.9
Adjustment for unfunded pension liabilities......          --     (1,411.0)          --      (1,206.7)
                                                    ---------    ---------    ---------    ----------
       Net prepaid pension cost (accrued
          liability) recognized in the
          Consolidated Balance Sheet.............   $   865.1    $(3,360.0)   $   771.0    $ (3,186.2)
                                                    =========    =========    =========    ==========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     The assumptions for non-U.S. plans were developed on a basis consistent with that for U.S. plans, adjusted to reflect prevailing economic conditions and interest rate environments. Assumptions used to determine the pension expense and the actuarial value of the PBO were as shown below:

                                                                                  YEARS ENDED
                                                                                 DECEMBER 31,
                                                                                 -------------
                                                                                 1995     1994
                                                                                 ----     ----
Weighted average discount rate
  U.S. plans..................................................................    7.0%     8.5%
  Non-U.S. plans..............................................................    8.0      9.0
Rate of increase in future compensation levels*
  U.S. plans..................................................................    5.1      5.2
  Non-U.S. plans..............................................................    4.5      4.8
Expected long-term rate of return on plan assets
  U.S. plans..................................................................   10.0     10.0
  Non-U.S. plans..............................................................    9.9      9.8
----------------------------------------------------------------------------------------------

* Benefits under the hourly plans are generally not based on wages and therefore no benefit escalation beyond existing negotiated or anticipated increases was included.

NOTE 14. OTHER LIABILITIES AND DEFERRED CREDITS

                                                                               DECEMBER 31,
                                                                          ----------------------
                                                                            1995         1994
                                                                          ---------    ---------
                                                                          (DOLLARS IN MILLIONS)
Warranties, dealer and customer allowances, claims, discounts, etc. ...   $10,508.8    $11,598.1
Customer deposits......................................................     7,325.1      2,022.2
Unpaid insurance losses, loss adjustment expenses, and unearned
  insurance premiums...................................................     2,921.6      2,985.6
Plant closings (excludes environmental)................................     2,612.3      3,103.6
Environmental cleanup..................................................       691.9        693.7
Employee benefits (excludes postemployment)............................     2,376.8      2,437.0
Postemployment benefits................................................     2,219.4      2,193.8
Governmental and other contract related................................       970.3        777.8
Payrolls...............................................................     2,034.7      1,844.4
Taxes, other than income taxes.........................................     1,498.1      1,569.8
Deferred credits.......................................................     1,496.2      1,666.3
Insurance..............................................................     1,199.7      1,022.9
Interest...............................................................     2,277.3      3,023.2
Industrial Development Bonds...........................................       623.0        632.9
Other..................................................................     8,131.4      7,296.0
                                                                          ---------    ---------
     Total.............................................................   $46,886.6    $42,867.3
                                                                          =========    =========

NOTE 15. SPECIAL PROVISION FOR SCHEDULED PLANT CLOSINGS

     General Motors previously established a plant closing reserve to provide for estimates of costs related to plant closures, including employee job security and supplemental unemployment compensation benefits. The 1993 operating results reflect a pre-tax increase of $950 million to the plant closing reserve ($589 million after taxes, or $0.83 per share of $1 2/3 par value common stock). The 1993 increase to the reserve resulted from changes in assumptions, primarily regarding the amount and duration of job security and supplemental

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES unemployment benefits expected to be paid to employees, given the terms of the Corporation's 1993 collective bargaining agreements.

     Hughes maintains a restructuring reserve that was established in 1992 to provide for a reduction of Hughes' worldwide employment, a major facilities consolidation, and a reevaluation of certain non-strategic businesses. In 1994 and 1993, the Hughes restructuring reserve was increased by $35 million and $78 million, respectively, primarily due to changes in the estimated loss on disposition of two subsidiaries.

     During 1995, 1994, and 1993, a total of $712.6 million, $727.1 million, and $1,127.2 million, respectively, was charged against the reserves, primarily related to employee job security costs. Included in the charges to the reserves were $5.9 million, $4.5 million, and $12.6 million of environmental costs in 1995, 1994, and 1993, respectively. In 1994, the plant closing reserve was decreased to reflect a $401.9 million discount for only the postemployment benefits portion of the reserve due to the Corporation's use of discounting in its method of adoption of SFAS No. 112. In 1995, the plant closing reserve was increased by $215.4 million for the effects of accretion and a change in the interest rate used to discount the postemployment benefits. The plant closing reserve includes estimates of costs related to plant disposals and for employee job security and supplemental unemployment benefits which are subject to change in the near term (although not currently anticipated) due to changes in assumptions and the period over which such costs are expected to be incurred.

NOTE 16. COMMITMENTS AND CONTINGENT LIABILITIES

     Minimum future commitments under operating leases having noncancellable lease terms in excess of one year, primarily for real property, aggregating $6,475.5 million, are payable $1,002.4 million in 1996, $799.1 million in 1997, $677.8 million in 1998, $638.4 million in 1999, $599.1 million in 2000, and
$2,758.7 million in 2001 and thereafter. Certain of the leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases were $1,751.9 million in 1995, $1,560.9 million in 1994, and $1,472.4 million in 1993.

     In 1973, Hughes Aircraft Company filed a lawsuit against the U.S. Government in the U.S. Court of Claims for infringement of a patent utilized in the design of satellites ("the Williams Patent"). In late 1983, the U.S. Court of Appeals ruled that the patent was valid and that the Government had infringed the patent. In June 1994, the U.S. Court of Claims issued a decision awarding Hughes damages of $114 million. Both parties to the lawsuit have appealed the judgment, with Hughes asserting that the award did not adequately compensate it for damages suffered. In the opinion of the management of Hughes, there is a reasonable possibility that this matter could be resolved in the near term. While no amount has been recorded in Hughes' financial statements pending the outcome of the case, resolution could result in a gain that would be material to the earnings of General Motors attributable to Class H common stock.

     General Motors is subject to potential liability under government regulations and various claims and legal actions which are pending or may be asserted against them. Some of the pending actions purport to be class actions. The aggregate ultimate liability of General Motors under these government regulations, and under these claims and actions, was not determinable at December 31, 1995. In the opinion of management, such liability is not expected to have a material adverse effect on the Corporation's consolidated operations or financial position.

NOTE 17. STOCKHOLDERS' EQUITY

     Holders of $1 2/3 par value, Class E, and Class H common stocks are entitled to one, one-eighth, and one-half vote per share, respectively, on all matters submitted to the stockholders for a vote. The liquidation rights of common stockholders are based on per-share liquidation units of the various classes and are subject to certain adjustments if outstanding common stock is subdivided, by stock split or otherwise, or if shares of one class of common stock are issued as a dividend to holders of another class of common stock.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     At December 31, 1995, each share of $1 2/3 par value, Class E, and Class H common stocks was entitled to a liquidation unit of the same as the vote per share. Holders of Class E and Class H common stocks have no direct rights in the equity or assets of EDS or Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of EDS and Hughes).

     The Corporation's Certificate of Incorporation provides, generally, that if at any time the Corporation should sell, liquidate, or otherwise dispose of substantially all of EDS, Hughes Aircraft Company, or the other businesses of Hughes, shares of the Corporation's $1 2/3 par value common stock will automatically be exchanged for Class E or Class H common stock, respectively.

     After December 31, 1995, the Board may exchange $1 2/3 par value common stock for Class E or Class H common stock, respectively, if the Board has declared and paid certain minimum cash dividends during each of the last five years preceding the exchange. Based on the dividends paid on the Class E and Class H common stock in 1991 through 1995, the dividend condition described above would be satisfied in 1996.

     In the event any of the aforementioned exchanges were to occur, the Corporation's Certificate of Incorporation provides that the Class E or Class H common stockholders would receive $1 2/3 par value common stock having a market value at the time of the exchange equal to 120% of the market value of the Class E or Class H common stock exchanged (see Note 2).

     The Corporation held an option to call 15 million shares of Class H common stock subject to put options issued to the HHMI. In March 1995, the put and call rights expired unexercised. As a result, $1.5 million was reclassified to Class H common stock and $448.5 million was reclassified to capital surplus.

     Holders of Series C Depositary Shares are entitled to receive cumulative preferential dividends from the date of issue at the quarterly rate of $0.8125 per share. The Series C Depositary Shares are convertible at any time at the option of the holder into shares of Class E common stock. On February 5, 1996, the Corporation announced that the Board had authorized the redemption on February 22, 1996 of all of the Corporation's outstanding Series C Preference Shares, which are represented by Series C Depositary Shares. The redemption price will be $51.95 per Series C Depositary Share, plus accrued and unpaid dividends of $0.47, for a total redemption price of $52.42 per Series C Depositary Share.

     In May 1995, the Corporation concluded a tender offer, which began in April 1995, under which it purchased for $1.3 billion of cash (i) 24.3 million depositary shares, each representing one-fourth of a share of its Series B
9 1/8% Preference Stock, at a purchase price of $27.50 per depositary share,
(ii) 9.6 million depositary shares, each representing one-fourth of a share of its Series D 7.92% Preference Stock, at a purchase price of $26.375 per depositary share, and (iii) 12.9 million depositary shares, each representing one-fourth of a share of its Series G 9.12% Preference Stock, at a purchase price of $28.25 per depositary share. The repurchase had an unfavorable impact of $0.22 per share of $1 2/3 par value common stock. This was comprised of tender offer expenses of $13.5 million after-tax, or $0.02 per share, that were charged against income and the purchase price in excess of the carrying amount of the preference shares amounting to $153.4 million, or $0.20 per share, that was not charged against income but reduced earnings attributable to $1 2/3 par value common stock.

     In June 1994, the Corporation converted all 17,825,000 outstanding shares of its Series A Conversion Preference Stock (Preference Equity Redemption Cumulative Stock or PERCS) into shares of $1 2/3 par value common stock. The Corporation originally issued this stock in June 1991 at a price of $41.375 per share. Holders of the Preference Stock received 0.992435 shares of $1 2/3 par value common stock for each share of Preference Stock called for conversion, plus $0.1655 in cash as consideration for the accrued and unpaid

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES dividend. Fractional shares of $1 2/3 par value common stock were paid in cash. A total of 17.7 million shares of $1 2/3 par value common stock were issued in this conversion.

                                                                             YEARS ENDED DECEMBER 31,
                                                                        -----------------------------------
                                                                          1995         1994         1993
                                                                        ---------    ---------    ---------
                                                                               (DOLLARS IN MILLIONS
                                                                             EXCEPT PER SHARE AMOUNTS)
CAPITAL STOCK
  PREFERRED STOCK, without par value, cumulative dividends (authorized,
  6,000,000 shares)
    $5.00 series, stated value $100 per share, redeemable at
    Corporation option at $120 per share
      Outstanding at beginning of the year............................  $      --    $      --    $   153.0
      Redeemed by the Corporation during the year.....................         --           --       (153.0)
                                                                        ---------    ---------    ---------
      Outstanding at end of the year..................................         --           --           --
                                                                        ---------    ---------    ---------
    $3.75 series, stated value $100 per share, redeemable at
    Corporation option at $100 per share
      Outstanding at beginning of the year............................         --           --         81.4
      Redeemed by the Corporation during the year.....................         --           --        (81.4)
                                                                        ---------    ---------    ---------
      Outstanding at end of the year..................................         --           --           --
                                                                        ---------    ---------    ---------
  PREFERENCE STOCK, $0.10 par value (authorized, 100,000,000 shares)
    E series, convertible one-for-four at fixed dates into Class E common stock
      Issued at beginning of the year.................................         --           --          0.3
      Converted into shares of Class E common stock...................         --           --         (0.3)
                                                                        ---------    ---------    ---------
      Issued at end of the year.......................................         --           --           --
                                                                        ---------    ---------    ---------
    Series A Conversion, mandatorily convertible one-for-one on July
    1, 1994 into $1 2/3 par value common stock
      Issued at beginning of the year (17,825,000 shares).............         --          1.8          1.8
      Converted into shares of $1 2/3 par value common stock
         (17,825,000 shares)..........................................         --         (1.8)          --
                                                                        ---------    ---------    ---------
      Issued at end of the year (17,825,000 shares in 1993)...........         --           --          1.8
                                                                        ---------    ---------    ---------
    Series B 9 1/8% Depositary Shares, stated value $25 per share, redeemable at Corporation option on or after January 1, 1999
      Issued at beginning of the year (44,300,000 shares).............        1.1          1.1          1.1
      Reacquired under tender offer (24,279,414 shares)...............       (0.6)          --           --
                                                                        ---------    ---------    ---------
      Issued at end of the year (20,020,586 shares, equivalent to
         5,005,147 shares of nonconvertible Series B 9 1/8% Preference
         Stock, stated value $100 per share)..........................        0.5          1.1          1.1
                                                                        ---------    ---------    ---------
    Series C Depositary Shares, liquidation preference $50 per share, convertible one for 1.4078 into Class E common stock, callable at
    Corporation option on or after February 19, 1996
      Issued at beginning of the year (31,880,600 shares).............        0.3          0.3          0.3
      Converted into shares of Class E common stock (91,497 shares)...         --           --           --
                                                                        ---------    ---------    ---------
      Issued at end of the year (31,789,103 shares, equivalent to
         3,178,910 shares of Series C Convertible Preference Stock)...        0.3          0.3          0.3
                                                                        ---------    ---------    ---------
    Series D 7.92% Depositary Shares, stated value $25 per share, redeemable at Corporation option on or after August 1, 1999
      Issued at beginning of the year (15,700,000 shares).............        0.4          0.4          0.4
      Reacquired under tender offer (9,630,091 shares)................       (0.3)          --           --
                                                                        ---------    ---------    ---------
      Issued at end of the year (6,069,909 shares, equivalent to
         1,517,477 shares of Series D 7.92% Preference Stock).........        0.1          0.4          0.4
                                                                        ---------    ---------    ---------
    Series G 9.12% Depositary Shares, stated value $25 per share, redeemable at Corporation option on or after January 1, 2001
      Issued at beginning of the year (23,000,000 shares).............        0.6          0.6          0.6
      Reacquired under tender offer (12,920,101 shares)...............       (0.3)          --           --
                                                                        ---------    ---------    ---------
      Issued at end of the year (10,079,899 shares, equivalent to
         2,519,975 shares of Series G 9.12% Preference Stock).........        0.3          0.6          0.6
                                                                        ---------    ---------    ---------
           Total Preference Stocks....................................  $     1.2    $     2.4    $     4.2
                                                                        ---------    ---------    ---------

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                             YEARS ENDED DECEMBER 31,
                                                                        -----------------------------------
                                                                          1995         1994         1993
                                                                        ---------    ---------    ---------
                                                                               (DOLLARS IN MILLIONS
                                                                             EXCEPT PER SHARE AMOUNTS)
  COMMON STOCK, $1 2/3 par value (authorized, 2,000,000,000 shares)
    Issued at beginning of the year (754,345,782 shares in 1995)......  $ 1,257.2    $ 1,200.2    $ 1,178.1
    Reacquired on the open market (9,510,687 shares in 1995)..........      (15.8)          --           --
    Issued during the year (8,163,237 shares in 1995).................       13.6         27.6         22.1
    Series A conversion (9,941 shares in 1995)........................         --         29.4           --
                                                                        ---------    ---------    ---------
    Issued at end of the year (753,008,273 shares in 1995, 754,345,782
      in 1994, and 720,105,471 in 1993)...............................    1,255.0      1,257.2      1,200.2
                                                                        ---------    ---------    ---------
  CLASS E COMMON STOCK, $0.10 par value (authorized, 1,000,000,000 shares)
    Issued at beginning of the year (268,125,255 shares in 1995)......       26.8         26.3         24.2
    Reacquired on the open market (25,950 shares in 1995).............         --           --           --
    Issued during the year (1,420,872 shares in 1995).................        0.2          0.5          2.1
    Issued in conjunction with U.S. Hourly-Rate Employees Pension Plan
      contribution (173,163,187 shares in 1995).......................       17.3           --           --
    Series C conversion (128,802 shares in 1995)......................         --           --           --
                                                                        ---------    ---------    ---------
    Issued at end of the year (442,812,166 shares in 1995, 268,125,255
      in 1994, and 263,089,320 in 1993)...............................       44.3         26.8         26.3
                                                                        ---------    ---------    ---------
  CLASS H COMMON STOCK, $0.10 par value (authorized, 600,000,000 shares)
    Issued at beginning of the year (78,720,022 shares in 1995).......        7.9          7.6          7.0
    Issued during the year (3,431,992 shares in 1995).................        0.3          0.3          0.6
    Reclassification of shares formerly subject to repurchase from
      HHMI (15,000,000 shares in 1995)................................        1.5           --           --
                                                                        ---------    ---------    ---------
    Issued at end of the year (97,152,014 shares in 1995, 78,720,022
      in 1994, and 75,705,433 in 1993)................................        9.7          7.9          7.6
                                                                        ---------    ---------    ---------
           Total capital stock at end of the year.....................  $ 1,310.2    $ 1,294.3    $ 1,238.3
                                                                        =========    =========    =========
  CAPITAL SURPLUS (principally additional paid-in capital)
    Balance at beginning of the year..................................  $13,149.4    $12,003.4    $10,971.2
    Preference stock
      Amounts in excess of par value of
         Depositary shares reacquired under tender offer..............   (1,132.2)          --           --
         Series E shares converted....................................         --           --       (171.2)
         Series A shares converted....................................         --       (720.5)          --
         Series C shares converted....................................       (4.5)          --           --
    $1 2/3 par value common stock
      Amounts in excess of par value of
         Shares issued................................................      342.9        870.2        612.6
         Shares reacquired on the open market.........................     (378.1)          --           --
         Series A shares converted....................................         --        692.8           --
    Class E common stock
      Amounts in excess of par value of
         Series C shares converted....................................        4.5           --           --
         Series E shares converted....................................         --           --        170.2
         Shares issued during the year................................       85.1        188.7        257.2
         Shares reacquired on the open market.........................       (1.3)          --           --
         Shares contributed to the U.S. Hourly-Rate Employees Pension
           Plan.......................................................    6,241.5           --           --
    Class H common stock
      Amounts in excess of par value of
         Shares issued................................................      115.1        114.8        164.0
         Reclassification of shares formerly subject to repurchase
           from HHMI..................................................      448.5           --           --
         Shares reacquired on the open market.........................         --           --         (0.6)
                                                                        ---------    ---------    ---------
         Balance at end of the year...................................  $18,870.9    $13,149.4    $12,003.4
                                                                        =========    =========    =========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                             YEARS ENDED DECEMBER 31,
                                                                        -----------------------------------
                                                                          1995         1994         1993
                                                                        ---------    ---------    ---------
                                                                               (DOLLARS IN MILLIONS
                                                                             EXCEPT PER SHARE AMOUNTS)
NET INCOME RETAINED FOR USE IN THE BUSINESS
(ACCUMULATED DEFICIT)
  Balance at beginning of the year....................................  $ 1,785.8    $(2,002.9)   $(3,354.2)
                                                                        ---------    ---------    ---------
  Income before cumulative effect of accounting changes...............    6,932.5      5,658.7      2,465.8
  Cumulative effect of accounting changes.............................      (51.8)      (758.1)          --
                                                                        ---------    ---------    ---------
  Net income..........................................................    6,880.7      4,900.6      2,465.8
                                                                        ---------    ---------    ---------
         Total........................................................    8,666.5      2,897.7       (888.4)
                                                                        ---------    ---------    ---------
  Cash dividends
    Preferred stock, $5.00 series, $1.68 per share in 1993............         --           --          2.6
    Preferred stock, $3.75 series, $1.26 per share in 1993............         --           --          1.0
    Preference stock, E-I series, $1.42 per share in 1993.............         --           --          4.6
    Preference stock, Series A Conversion, $1.66 per share in 1994 and
      $3.31 in 1993...................................................         --         32.5         59.0
    Depositary Shares, Series B, $2.28 per share in 1995, 1994, and
      1993............................................................       59.5        101.1        101.1
    Depositary Shares, Series C, $3.25 per share in 1995, 1994, and
      1993............................................................      103.5        103.6        103.6
    Depositary Shares, Series D, $1.98 per share in 1995, 1994, and
      1993............................................................       16.8         31.1         31.1
    Depositary Shares, Series G, $2.28 per share in 1995 and 1994 and
      $2.34 in 1993...................................................       30.4         52.4         53.8
    $1 2/3 par value common stock, $1.10 per share in 1995 and $0.80
      in 1994 and 1993................................................      824.2        592.6        565.8
    Class E common stock, $0.52 per share in 1995, $0.48 in 1994, and
      $0.40 in 1993...................................................      205.4        124.8         97.2
    Class H common stock, $0.92 per share in 1995, $0.80 in 1994, and
      $0.72 in 1993...................................................       87.9         73.8         64.1
                                                                        ---------    ---------    ---------
         Total cash dividends.........................................    1,327.7      1,111.9      1,083.9
                                                                        ---------    ---------    ---------
  Less redemption price of preference and preferred stock in excess of
    stated value......................................................      153.4           --         30.6
                                                                        ---------    ---------    ---------
           Balance at end of the year.................................    7,185.4      1,785.8     (2,002.9)
                                                                        =========    =========    =========
MINIMUM PENSION LIABILITY ADJUSTMENT (Note 13)
  Balance at beginning of the year....................................   (3,548.4)    (5,311.2)    (2,925.3)
  Change during the year..............................................   (1,187.9)     1,762.8     (2,385.9)
                                                                        ---------    ---------    ---------
           Balance at end of the year.................................   (4,736.3)    (3,548.4)    (5,311.2)
                                                                        =========    =========    =========
ACCUMULATED FOREIGN CURRENCY TRANSLATION ADJUSTMENTS
  Balance at beginning of the year....................................     (100.4)      (494.4)      (155.9)
  Changes during the year -- net of tax (benefit) of $215.9, $263.8,
    and $(210.0), respectively........................................      322.9        394.0       (338.5)
                                                                        ---------    ---------    ---------
           Balance at end of the year.................................      222.5       (100.4)      (494.4)
                                                                        =========    =========    =========
NET UNREALIZED GAINS (LOSSES) ON INVESTMENTS IN CERTAIN DEBT AND
  EQUITY SECURITIES
  Balance at beginning of the year....................................      243.1        164.3        241.6
  Cumulative effect of adopting SFAS No. 115..........................         --        241.0           --
  Changes during the year.............................................      249.7       (162.2)       (77.3)
                                                                        ---------    ---------    ---------
           Balance at end of the year.................................      492.8        243.1        164.3
                                                                        =========    =========    =========
TOTAL STOCKHOLDERS' EQUITY............................................  $23,345.5    $12,823.8    $ 5,597.5
                                                                        =========    =========    =========
Memo: Retained earnings (accumulated deficit) attributable to:
    $1 2/3 par value common stock.....................................  $ 3,854.0    $  (778.8)   $(4,080.1)
    Class E common stock..............................................    2,254.1      1,663.9      1,344.3
    Class H common stock..............................................    1,077.3        900.7        732.9
                                                                        ---------    ---------    ---------
         Total........................................................  $ 7,185.4    $ 1,785.8    $(2,002.9)
                                                                        =========    =========    =========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 18. EARNINGS PER SHARE ATTRIBUTABLE TO AND DIVIDENDS ON COMMON STOCKS

     Earnings per share attributable to common stocks have been determined based on the relative amounts available for the payment of dividends to holders of $1 2/3 par value, Class E, and Class H common stocks. The allocation of earnings attributable to such common stocks and the calculation of the related amounts per share are computed by considering the weighted average number of common shares outstanding and common stock equivalents, to the extent the effect of such equivalents is not antidilutive. Operations of the incentive plans and the assumed exercise of stock options do not have a material dilutive effect on earnings per share at this time.

     Dividends on the $1 2/3 par value common stock are declared out of the earnings of General Motors, excluding the Available Separate Consolidated Net Income of EDS and Hughes. Dividends on the Class E and Class H common stocks are declared out of the Available Separate Consolidated Net Income of EDS and Hughes, respectively, earned since the acquisition by the Corporation.

     The Available Separate Consolidated Net Income of EDS and Hughes is determined quarterly and is equal to the separate consolidated net income of EDS and Hughes, respectively, excluding the effects of purchase accounting adjustments arising at the time of the respective acquisition, multiplied by a fraction, the numerator of which is a number equal to the weighted average number of shares of Class E (438.9 million during the fourth quarter of 1995) or Class H (96.5 million during the fourth quarter of 1995) common stock outstanding during the period and the denominator of which is 483.7 million for Class E stock and 399.9 million for Class H stock during the fourth quarter of 1995. Comparable numerators for the fourth quarters of 1994 and 1993 were 261.9 million and 253.5 million for Class E stock and 93.3 million and 88.7 million for Class H stock. Comparable denominators for the fourth quarters of 1994 and 1993 were 481.7 million and 480.6 million, respectively, for Class E stock and
399.9 million for Class H stock in the fourth quarters of both years.

     The denominators used in determining the Available Separate Consolidated Net Income of EDS and Hughes are adjusted as deemed appropriate by the Board to reflect subdivisions or combinations of the Class E and Class H common stocks and to reflect certain transfers of capital to or from EDS and Hughes. The Board's discretion to make such adjustments is limited by criteria set forth in the Corporation's Certificate of Incorporation. In this regard, the Board has generally caused the denominators to decrease as shares are purchased by EDS or Hughes, and to increase as such shares are used, at EDS or Hughes expense, for EDS or Hughes employee benefit plans or acquisitions.

     Dividends may be paid on common stocks only when, as, and if declared by the Board in its sole discretion. The Board's policy with respect to $1 2/3 par value common stock is to distribute dividends based on the outlook and the indicated capital needs of the business. The current policy of the Board with respect to the Class E and Class H common stocks is to pay cash dividends approximately equal to 30% and 35% of the Available Separate Consolidated Net Income of EDS and Hughes, respectively, for the prior year. Notwithstanding the current dividend policy, the Board declared a dividend on the Class H common stock for each of the quarters of 1995, 1994, and 1993, which was based on an annual rate higher than 35% of the Available Separate Consolidated Net Income of Hughes for the preceding year.

NOTE 19. PROFIT SHARING PLANS

     The profit sharing formula for most U.S. employees provides a range of percentage payouts when the Corporation's manufacturing, wholesale marketing, defense, electronics, and computer service operations U.S. income before income taxes with the financing and insurance operations reflected on an equity basis exceeds various minimum annual returns on U.S. sales and revenues. Both the percentage payout and the minimum returns are as agreed to by General Motors and eligible U.S. employees. General Motors' pre-tax income from U.S. operations in 1995 and 1994 resulted in a profit sharing payout of approximately $250 million and $185

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES million, respectively. General Motors' pre-tax loss from U.S. operations in 1993 precluded a payment under the profit sharing formula.

NOTE 20. STOCK INCENTIVE PLANS

     General Motors' stock incentive plans consist of the General Motors Amended 1987 Stock Incentive Plan (the "GMSIP"), the 1984 Electronic Data Systems Corporation Stock Incentive Plan (the "EDS Plan"), and the Hughes Electronics Corporation Incentive Plan (the "Hughes Plan"). The GMSIP is administered by the Executive Compensation Committee of the Board.

     Under the GMSIP, 39.8 million shares of $1 2/3 par value, 12.2 million shares of Class E, and 5.9 million shares of Class H common stock may be granted from June 1, 1992 through May 31, 1997, of which 17.0 million, 10.7 million, and
3.6 million shares, respectively, were available for grants at December 31, 1995. Option prices are 100% of fair market value on the dates of grant, and the options generally expire 10 years from the dates of grant, subject to earlier termination under certain conditions.

     Under the EDS Plan, EDS may grant shares and rights or options to acquire up to 160 million shares of Class E common stock through October 17, 2004, of which 93.3 million shares were available for grants at December 31, 1995. No options were outstanding as of December 31, 1995, 1994, or 1993. Under the EDS Plan, approximately 55.3 million shares of Class E common stock have also been granted to key employees at stock prices up to $0.025 per share. Such shares generally vest over a 10-year period from the date of grant. Approximately 19.8 million shares were not yet vested at December 31, 1995.

     Under the Hughes Plan, Hughes may grant shares, rights, or options to acquire up to 20 million shares of Class H common stock through May 31, 1997, of which 3.9 million shares were available for grant at December 31, 1995. Option prices are 100% of fair market value on the dates of grant, and the options generally expire 10 years from the dates of grant, subject to earlier termination under certain conditions.

     Changes in the status of outstanding options under the GMSIP and the Hughes Plan were as follows:

                              GMSIP                                     OPTION        SHARES UNDER
                     $1 2/3 PAR VALUE COMMON                            PRICES           OPTION
------------------------------------------------------------------   -------------    ------------
Outstanding at January 1, 1993....................................   $33.97-$48.07     22,068,746
Granted...........................................................    33.88- 44.00      5,526,855
Exercised.........................................................    33.97- 48.07     (4,303,326)
Terminated........................................................    33.88- 48.07       (531,218)
                                                                                       ----------
  Outstanding at December 31, 1993................................    33.88- 48.07     22,761,057
Granted...........................................................    37.32- 59.07      6,159,395
Exercised.........................................................    33.88- 48.07     (3,305,513)
Terminated........................................................    33.88- 59.07       (340,161)
                                                                                       ----------
  Outstanding at December 31, 1994................................    33.88- 59.07     25,274,778
Granted...........................................................    39.25- 47.50      6,600,115
Exercised.........................................................    33.88- 48.07     (2,248,627)
Terminated........................................................    33.88- 59.07       (346,140)
                                                                                       ----------
  Outstanding at December 31, 1995................................   $33.88-$59.07     29,280,126
                                                                                       ==========
Memo:
Options exercisable at December 31, 1995..........................                     19,963,479
                                                                                       ==========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           HUGHES PLAN                                  OPTION        SHARES UNDER
                          CLASS H COMMON                                PRICES           OPTION
------------------------------------------------------------------   -------------    ------------
Outstanding at January 1, 1993....................................   $17.07-$30.25      6,516,755
Granted...........................................................    28.00- 28.56      2,027,260
Exercised.........................................................    17.07- 30.25     (1,960,162)
Terminated........................................................    17.07- 30.25       (217,845)
                                                                                       ----------
  Outstanding at December 31, 1993................................    17.07- 30.25      6,366,008
Granted...........................................................           36.75      1,612,640
Exercised.........................................................    17.07- 30.25       (712,107)
Terminated........................................................    17.07- 36.75       (202,220)
                                                                                       ----------
  Outstanding at December 31, 1994................................    17.07- 36.75      7,064,321
Granted...........................................................           39.94      1,537,350
Exercised.........................................................    17.07- 36.75     (1,929,393)
Terminated........................................................    28.00- 36.75        (14,425)
                                                                                       ----------
  Outstanding at December 31, 1995................................   $17.07-$39.94      6,657,853
                                                                                       ==========
Memo:
Options exercisable at December 31, 1995..........................                      4,422,618
                                                                                       ==========

NOTE 21. SEGMENT REPORTING

     INDUSTRY SEGMENTS

     While the major portion of General Motors' operations is derived from the automotive products industry segment, General Motors also has financing and insurance and information technology industry segments, and produces products and provides services in other industry segments. The automotive products segment consists of the design, manufacture, assembly, and sale of automobiles, trucks, and related parts and accessories. The financing and insurance operations assist in the merchandising of General Motors' products as well as other products. GMAC offers financial services and certain types of insurance to dealers and customers. In addition, GMAC is engaged in mortgage banking and investment services. The information technology operations relate to the design, installation, and operation of business information systems. The other products segment consists of military vehicles, radar and weapon control systems, guided missile systems, and defense and commercial satellites; the design, installation, and operation of telecommunication systems; as well as the design, development, and manufacture of locomotives. Because of the high degree of integration, substantial interdivisional and intersegment transfers of materials and services are made. Intersegment sales and revenues are made at negotiated selling prices.

     Substantially all of the products in the automotive segment are marketed through retail dealers and through distributors and jobbers in the United States, Canada, and Mexico, and through distributors and dealers overseas.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     Information concerning operations by industry segment as of and for each of the three years ended December 31, follows:

                                                     FINANCING &
                                       AUTOMOTIVE     INSURANCE      INFORMATION     OTHER
                                        PRODUCTS     OPERATIONS      TECHNOLOGY    PRODUCTS       TOTAL
                                       ----------    -----------     ----------    ---------    ----------
                                                              (DOLLARS IN MILLIONS)
1995
NET SALES AND REVENUES
  Outside...........................   $132,159.0     $11,664.0      $  8,531.0    $11,507.1    $163,861.1
  Intersegment......................        102.8            --         3,891.1           --            --
                                       ----------     ---------       ---------    ---------    ----------
     Total(1).......................   $132,261.8     $11,664.0      $ 12,422.1    $11,507.1    $163,861.1
OPERATING PROFIT....................   $  6,101.4           N/A(2)   $  1,529.0    $   538.0    $  8,168.4
                                       ----------     ---------       ---------    ---------    ----------
IDENTIFIABLE ASSETS AT YEAR-END.....   $ 91,162.0     $94,469.4      $ 10,908.9    $17,371.8    $213,912.1
                                       ----------     ---------       ---------    ---------    ----------
DEPRECIATION AND AMORTIZATION.......   $  5,990.0     $ 4,426.9      $  1,107.8    $   497.0    $ 12,021.7
                                       ----------     ---------       ---------    ---------    ----------
CAPITAL EXPENDITURES................   $  8,215.8     $   133.0      $  1,261.5    $   467.0    $ 10,077.3
                                       ==========     =========       =========    =========    ==========
1994
NET SALES AND REVENUES
  Outside...........................   $123,253.4     $ 9,418.8      $  6,412.9    $11,506.4    $150,591.5
  Intersegment......................        416.9            --         3,547.2           --            --
                                       ----------     ---------       ---------    ---------    ----------
     Total(1).......................   $123,670.3     $ 9,418.8      $  9,960.1    $11,506.4    $150,591.5
                                       ----------     ---------       ---------    ---------    ----------
OPERATING PROFIT....................   $  6,116.0           N/A(2)   $  1,214.5    $   890.8    $  8,221.3
                                       ----------     ---------       ---------    ---------    ----------
IDENTIFIABLE ASSETS AT YEAR-END.....   $ 88,064.5     $84,554.6      $  8,901.7    $13,879.1    $195,399.9
                                       ----------     ---------       ---------    ---------    ----------
DEPRECIATION AND AMORTIZATION.......   $  5,655.2     $ 3,301.5      $    800.2    $   494.4    $ 10,251.3
                                       ----------     ---------       ---------    ---------    ----------
CAPITAL EXPENDITURES................   $  5,545.4     $   132.8      $  1,186.0    $   360.9    $  7,225.1
                                       ==========     =========       =========    =========    ==========
1993
NET SALES AND REVENUES
  Outside...........................   $107,908.5     $ 8,752.0      $  5,183.6    $11,777.8    $133,621.9
  Intersegment......................        118.7            --         3,323.7          0.2            --
                                       ----------     ---------       ---------    ---------    ----------
     Total(1).......................   $108,027.2     $ 8,752.0      $  8,507.3    $11,778.0    $133,621.9
                                       ----------     ---------       ---------    ---------    ----------
OPERATING PROFIT....................   $  1,625.7           N/A(2)   $  1,076.4    $  (171.7)   $  2,530.4
                                       ----------     ---------       ---------    ---------    ----------
IDENTIFIABLE ASSETS AT YEAR-END.....   $ 81,009.0     $79,352.3      $  7,086.4    $16,454.7    $183,902.4
                                       ----------     ---------       ---------    ---------    ----------
DEPRECIATION AND AMORTIZATION.......   $  5,281.9     $ 2,892.6      $    661.7    $   605.8    $  9,442.0
                                       ----------     ---------       ---------    ---------    ----------
CAPITAL EXPENDITURES................   $  5,164.8     $   118.5      $    816.4    $   371.0    $  6,470.7
                                       ==========     =========       =========    =========    ==========

----------------------------------------------------------------------------
(1) After elimination of intersegment transactions.

(2) Financing and Insurance Operations do not report Operating Profit.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

     A reconciliation of outside net sales and revenues to Total Net Sales and Revenues, and of operating profit to Income before Income Taxes detailed in the Consolidated Statement of Income and a reconciliation of identifiable assets to Total Assets displayed in the Consolidated Balance Sheet follow:

                                                        AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                           1995            1994            1993
                                                        ----------      ----------      ----------
                                                                  (DOLLARS IN MILLIONS)
Outside Net Sales and Revenues reported on the
  previous page......................................   $163,861.1      $150,591.5      $133,621.9
Other Income.........................................      4,967.5         4,359.7         4,597.6
                                                        ----------      ----------      ----------
     TOTAL NET SALES AND REVENUES....................   $168,828.6      $154,951.2      $138,219.5
                                                        ==========      ==========      ==========
Total Operating Profit reported on the previous
  page...............................................   $  8,168.4      $  8,221.3      $  2,530.4
Financing and Insurance Operations...................      1,783.2         1,439.8         1,572.8
Other Corporate Income and Expenses Less Intersegment
  Transactions.......................................       (175.3)       (1,307.8)       (1,527.9)
                                                        ----------      ----------      ----------
     INCOME BEFORE INCOME TAXES......................   $  9,776.3      $  8,353.3      $  2,575.3
                                                        ==========      ==========      ==========
Identifiable Assets reported on the previous page....   $213,912.1      $195,399.9      $183,902.4
                                                        ----------      ----------      ----------
Corporate Assets.....................................      5,687.9         5,648.2         7,207.9
                                                                        ----------      ----------
Eliminations.........................................     (2,476.6)       (2,449.4)       (2,909.4)
                                                        ----------      ----------      ----------
     TOTAL ASSETS....................................   $217,123.4      $198,598.7      $188,200.9
                                                        ==========      ==========      ==========

     GEOGRAPHIC SEGMENTS

     Net sales and revenues, income before cumulative effect of accounting change, net income, total and net assets, and average number of employees in the U.S., Other North America (Canada and Mexico), and in locations outside North America are summarized below and on the next page. Income before cumulative effect of accounting change and net income are after provisions for deferred income taxes applicable to that portion of the undistributed earnings deemed to be not permanently invested, less available tax credits and deductions, and appropriate consolidating adjustments. Interarea sales and revenues are made at negotiated selling prices. Average number of employees for 1995 includes NCRS employees through May.

                                                AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                   ---------------------------------------------------------------------
                                                  OTHER
                                     UNITED       NORTH                  LATIN       ALL
                                     STATES      AMERICA     EUROPE     AMERICA     OTHER       TOTAL*
                                   ----------   ---------   ---------   --------   --------   ----------
                                                           (DOLLARS IN MILLIONS)
1995
NET SALES AND REVENUES
  Outside (excluding GMAC).......  $107,999.8   $ 7,214.6   $29,205.9   $6,014.6   $1,762.2   $152,197.1
  GMAC and related operations....     8,124.8       985.8     2,191.5      118.9      243.0     11,664.0
  Other income...................     3,688.8       120.5       638.8      330.6      188.8      4,967.5
                                   ----------   ---------   ---------   --------   --------   ----------
     Subtotal outside............   119,813.4     8,320.9    32,036.2    6,464.1    2,194.0    168,828.6
  Interarea......................    12,781.0    17,997.6     1,054.7      621.2       59.0           --
                                   ----------   ---------   ---------   --------   --------   ----------
     Total.......................  $132,594.4   $26,318.5   $33,090.9   $7,085.3   $2,253.0   $168,828.6
                                   ==========   =========   =========   ========   ========   ==========

-----------------------------------------------
* After elimination of interarea transactions.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                   ---------------------------------------------------------------------
                                                  OTHER
                                     UNITED       NORTH                  LATIN       ALL
                                     STATES      AMERICA     EUROPE     AMERICA     OTHER       TOTAL*
                                   ----------   ---------   ---------   --------   --------   ----------
                                                           (DOLLARS IN MILLIONS)
1995 (CONCLUDED)
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE...........  $  3,134.7   $ 1,148.2   $ 1,579.0   $  713.5   $  297.5   $  6,932.5
                                   ----------   ---------   ---------   --------   --------   ----------
NET INCOME.......................  $  3,082.9   $ 1,148.2   $ 1,579.0   $  713.5   $  297.5   $  6,880.7
                                   ----------   ---------   ---------   --------   --------   ----------
TOTAL ASSETS.....................  $163,065.0   $14,151.9   $34,792.1   $4,883.2   $4,479.9   $217,123.4
                                   ----------   ---------   ---------   --------   --------   ----------
NET ASSETS.......................  $  6,450.1   $ 4,638.4   $ 8,540.1   $3,028.5   $1,550.1   $ 23,345.5
                                   ----------   ---------   ---------   --------   --------   ----------
AVERAGE NUMBER OF EMPLOYEES (in
  thousands).....................         437         108         129         29          6          709
                                   ==========   =========   =========   ========   ========   ==========
1994
NET SALES AND REVENUES
  Outside (excluding GMAC).......  $101,185.6   $ 8,376.7   $24,849.5   $5,304.6   $1,456.4   $141,172.8
  GMAC and related operations....     6,531.2       781.0     1,894.2       57.2      155.2      9,418.8
  Other income...................     3,193.5       177.7       483.5      354.8      150.1      4,359.6
                                   ----------   ---------   ---------   --------   --------   ----------
     Subtotal outside............   110,910.3     9,335.4    27,227.2    5,716.6    1,761.7    154,951.2
  Interarea......................    11,476.9    13,607.4       753.7       90.2       59.2           --
                                   ----------   ---------   ---------   --------   --------   ----------
     Total.......................  $122,387.2   $22,942.8   $27,980.9   $5,806.8   $1,820.9   $154,951.2
                                   ==========   =========   =========   ========   ========   ==========
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE...........  $  2,075.5   $ 1,177.3   $ 1,337.1   $  828.5   $  256.9   $  5,658.7
                                   ----------   ---------   ---------   --------   --------   ----------
NET INCOME.......................  $  1,361.9   $ 1,132.8   $ 1,337.1   $  828.5   $  256.9   $  4,900.6
                                   ----------   ---------   ---------   --------   --------   ----------
TOTAL ASSETS.....................  $154,175.7   $13,765.9   $29,523.6   $4,023.6   $3,463.4   $198,598.7
                                   ----------   ---------   ---------   --------   --------   ----------
NET ASSETS.......................  $ (1,178.2)  $ 4,724.0   $ 6,719.3   $2,178.2   $1,065.3   $ 12,823.8
                                   ----------   ---------   ---------   --------   --------   ----------
AVERAGE NUMBER OF EMPLOYEES (in
  thousands).....................         437         101         126         27          6          697
                                   ==========   =========   =========   ========   ========   ==========
1993
NET SALES AND REVENUES
  Outside (excluding GMAC).......  $ 89,868.0   $ 7,311.5   $21,847.3   $4,595.0   $1,248.1   $124,869.9
  GMAC and related operations....     5,921.7       682.0     1,947.6       52.5      148.2      8,752.0
  Other income...................     3,783.5       210.0       345.2      191.3       67.6      4,597.6
                                   ----------   ---------   ---------   --------   --------   ----------
     Subtotal outside............    99,573.2     8,203.5    24,140.1    4,838.8    1,463.9    138,219.5
  Interarea......................    10,094.7    13,416.4       433.9      166.9       30.8           --
                                   ----------   ---------   ---------   --------   --------   ----------
     Total.......................  $109,667.9   $21,619.9   $24,574.0   $5,005.7   $1,494.7   $138,219.5
                                   ==========   =========   =========   ========   ========   ==========
NET INCOME.......................  $    190.1       680.8   $   604.7   $  798.0   $  160.4   $  2,465.8
                                   ----------   ---------   ---------   --------   --------   ----------
TOTAL ASSETS.....................  $151,343.5   $10,963.7   $23,395.0   $3,113.4   $2,672.8   $188,200.9
                                   ----------   ---------   ---------   --------   --------   ----------
NET ASSETS.......................  $ (7,315.6)  $ 4,516.3   $ 5,967.3   $2,054.9   $1,001.2   $  5,597.5
                                   ----------   ---------   ---------   --------   --------   ----------
AVERAGE NUMBER OF EMPLOYEES (in
  thousands).....................         448          99         131         27          6          711
                                   ==========   =========   =========   ========   ========   ==========

-----------------------------------------------
* After elimination of interarea transactions.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

NOTE 22. GENERAL MOTORS ACCEPTANCE CORPORATION AND SUBSIDIARIES

CONDENSED GMAC CONSOLIDATED STATEMENT OF INCOME

                                                                     YEARS ENDED DECEMBER 31,
                                                                 --------------------------------
                                                                   1995        1994        1993
                                                                 --------    --------    --------
                                                                      (DOLLARS IN MILLIONS)
Financing Revenue
  Retail and lease financing..................................   $3,291.6    $2,955.0    $3,673.4
  Operating leases............................................    6,285.0     4,855.7     3,870.9
  Wholesale and term loans....................................    2,087.4     1,608.1     1,207.7
                                                                 ---------   --------    --------
     Total financing revenue..................................   11,664.0     9,418.8     8,752.0
Interest and discount.........................................    4,936.3     4,230.9     4,721.2
Depreciation on operating leases..............................    4,304.8     3,233.8     2,702.0
                                                                 ---------   --------    --------
     Net financing revenue....................................    2,422.9     1,954.1     1,328.8
Insurance premiums earned.....................................    1,082.4     1,127.6     1,107.2
Other income..................................................    2,116.8     1,598.6     2,624.3
                                                                 ---------   --------    --------
     Net Financing Revenue and Other..........................    5,622.1     4,680.3     5,060.3
Expenses......................................................    3,838.9     3,240.5     3,487.5
                                                                 ---------   --------    --------
     Income before income taxes...............................    1,783.2     1,439.8     1,572.8
Income taxes..................................................      752.2       512.7       591.7
                                                                 ---------   --------    --------
     Income before cumulative effect of accounting change.....    1,031.0       927.1       981.1
Cumulative effect of accounting change........................         --        (7.4)*        --
                                                                 ---------   --------    --------
       Net Income.............................................   $1,031.0    $  919.7    $  981.1
                                                                 =========   ========    ========
Cash dividends paid to General Motors.........................   $  950.0    $  875.0    $1,250.0
                                                                 =========   ========    ========

----------------------------------------------------------------
* GMAC adopted SFAS No. 112 effective January 1, 1994.

CONDENSED GMAC CONSOLIDATED BALANCE SHEET

                                                                              DECEMBER 31,
                                                                         -----------------------
                                                                           1995          1994
                                                                         ---------     ---------
                                                                          (DOLLARS IN MILLIONS)
Cash and cash equivalents.............................................   $ 1,448.6     $ 1,339.5
Investments in securities.............................................     4,328.2       3,891.7
Finance receivables -- net............................................    59,330.4      54,625.1
Net investment in operating leases....................................    22,134.9      17,809.2
Notes receivable from General Motors..................................          --       1,080.5
Other assets..........................................................     7,330.9       6,791.4
                                                                         ---------     ---------
     Total Assets.....................................................   $94,573.0     $85,537.4
                                                                         =========     =========
Short-term debt.......................................................   $43,871.8     $35,114.8
Accounts payable and other liabilities (including General Motors --
  $1,787.6 and $1,867.3)..............................................    11,381.3      10,989.3
Long-term debt........................................................    31,050.6      31,539.6
Stockholder's equity..................................................     8,269.3       7,893.7
                                                                         ---------     ---------
     Total Liabilities and Stockholder's Equity.......................   $94,573.0     $85,537.4
                                                                         =========     =========

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

CONDENSED GMAC CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------    -----------
                                                                   (DOLLARS IN MILLIONS)
Net Cash Provided by Operating Activities..............  $   4,998.7    $   4,735.8    $   4,901.8
                                                         -----------    -----------    -----------
Cash Flows from Investing Activities
Finance receivables -- acquisitions....................   (163,033.3)    (156,579.8)    (103,396.3)
Finance receivables -- liquidations....................    132,242.6      137,598.4       92,808.6
Notes receivable from General Motors...................      1,080.5          275.0       10,207.7
Operating leases -- acquisitions.......................    (14,034.6)     (13,086.8)      (6,971.3)
Operating leases -- liquidations.......................      5,642.5        3,569.5        2,572.7
Investments in securities -- acquisitions..............    (12,723.0)     (11,715.3)     (10,976.1)
Investments in securities -- liquidations..............     12,397.3       11,495.2       10,676.7
Proceeds from sales of receivables -- wholesale........     20,718.2       13,098.9             --
Proceeds from sales of receivables -- retail...........      5,264.3        5,701.1       13,072.2
Due and deferred from receivable sales.................        231.9          322.9         (618.4)
Other..................................................        579.4         (612.5)         449.1
                                                         -----------    -----------    -----------
     Net Cash Provided by (Used in) Investing
       Activities......................................    (11,634.2)      (9,933.4)       7,824.9
                                                         -----------    -----------    -----------
Cash Flows from Financing Activities
Debt with original maturities 90 days and over
                                   --  proceeds........     47,807.0       46,348.0       38,577.4
                                   --  liquidations....    (44,138.7)     (46,541.3)     (45,148.0)
Debt with original maturities less than 90 days -- net
  change...............................................      4,026.5        3,540.8       (4,744.0)
Cash dividends paid to General Motors..................       (950.0)        (875.0)      (1,250.0)
Proceeds from issuance of stock to General Motors......           --           35.0             --
                                                         -----------    -----------    -----------
     Net Cash Provided by (Used in) Financing
       Activities......................................      6,744.8        2,507.5      (12,564.6)
                                                         -----------    -----------    -----------
Effect of exchange rate changes on cash and cash
  equivalents..........................................         (0.2)           1.5           (5.1)
                                                         -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents...        109.1       (2,688.6)         157.0
Cash and cash equivalents at beginning of the year.....      1,339.5        4,028.1        3,871.1
                                                         -----------    -----------    -----------
     Cash and cash equivalents at end of the year......  $   1,448.6    $   1,339.5    $   4,028.1
                                                         ===========    ===========    ===========
SUPPLEMENTARY CASH FLOW INFORMATION
  Interest paid........................................  $   4,783.3    $   4,223.7    $   4,819.1
  Income taxes paid (refundable).......................  $     210.9    $     (16.0)   $     430.5

INVESTMENTS IN SECURITIES

     GMAC's bonds, equity securities, notes, certificates of deposit, other investments, and preferred stocks with mandatory redemption terms are carried at fair value.

                                                                       DECEMBER 31, 1995
                                                        ------------------------------------------------
                                                                      FAIR      UNREALIZED    UNREALIZED
                                                          COST       VALUE        GAINS         LOSSES
                                                        --------    --------    ----------    ----------
                                                                     (DOLLARS IN MILLIONS)
Type of Security --
Bonds, notes, and other securities
  United States Government and governmental agencies
     and authorities.................................   $  268.0    $  279.4      $ 11.5        $ (0.1)
  States, municipalities, and political
     subdivisions....................................    1,720.8     1,825.0       112.7          (8.5)
  Other..............................................    1,621.3     1,674.1        54.5          (1.7)
                                                        --------    --------      ------        ------
Total debt securities................................    3,610.1     3,778.5       178.7         (10.3)
Equity securities....................................      280.0       549.7       284.6         (14.9)
                                                        --------    --------      ------        ------
     Total investments in securities.................   $3,890.1    $4,328.2      $463.3        $(25.2)
                                                        ========    ========      ======        ======

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONCLUDED

                                                                       DECEMBER 31, 1994
                                                        ------------------------------------------------
                                                                      FAIR      UNREALIZED    UNREALIZED
                                                          COST       VALUE        GAINS         LOSSES
                                                        --------    --------    ----------    ----------
                                                                     (DOLLARS IN MILLIONS)
Type of Security --
Bonds, notes, and other securities
  United States Government and governmental agencies
     and authorities.................................   $  298.5    $  285.0      $  0.3       $  (13.8)
  States, municipalities, and political
     subdivisions....................................    1,813.3     1,747.4        38.0         (103.9)
  Other..............................................    1,417.0     1,387.3         4.2          (33.9)
                                                        --------    --------      ------        -------
Total debt securities................................    3,528.8     3,419.7        42.5         (151.6)
Equity securities....................................      280.9       472.0       203.2          (12.1)
                                                        --------    --------      ------        -------
       Total investments in securities...............   $3,809.7    $3,891.7      $245.7       $ (163.7)
                                                        ========    ========      ======        =======

     The distribution of maturities of GMAC's debt securities is summarized below:

                                                                         DECEMBER 31,
                                                         --------------------------------------------
                                                                 1995                    1994
                                                         --------------------    --------------------
                                                                       FAIR                    FAIR
                                                           COST       VALUE        COST       VALUE
                                                         --------    --------    --------    --------
                                                                    (DOLLARS IN MILLIONS)
Maturity --
Due in one year or less...............................   $  265.5    $  269.6    $  177.6    $  179.0
Due after one year through five years.................      900.8       935.2       637.9       631.5
Due after five years through 10 years.................    1,020.4     1,084.5       997.9       968.8
Due after 10 years....................................      861.9       925.7     1,094.3     1,027.4
Mortgage-backed securities............................      561.5       563.5       621.1       613.0
                                                         --------    --------    --------    --------
       Total debt securities..........................   $3,610.1    $3,778.5    $3,528.8    $3,419.7
                                                         ========    ========    ========    ========

     The following table summarizes proceeds, gains, and losses realized from the sale of investment securities:

                                                                      YEARS ENDED DECEMBER 31,
                                                                  --------------------------------
                                                                    1995        1994        1993
                                                                  --------    --------    --------
                                                                       (DOLLARS IN MILLIONS)
Debt Securities
  Sale Proceeds................................................   $1,370.9    $1,036.4    $2,093.4
  Gross Realized Gains.........................................       21.4        15.0        58.6
  Gross Realized Losses........................................       15.5        18.9        13.3
Equity Securities
  Sale Proceeds................................................   $  202.7    $  185.1    $  258.6
  Gross Realized Gains.........................................       87.4        80.5       160.5
  Gross Realized Losses........................................        6.9        11.9         2.3

                                     * * *

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           SUPPLEMENTARY INFORMATION

SELECTED QUARTERLY DATA (UNAUDITED)

                                                                            1995 QUARTERS
                                                        -----------------------------------------------------
                                                           1ST             2ND           3RD           4TH
                                                        ---------       ---------     ---------     ---------
                                                           (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Net sales and revenues................................. $43,285.0       $44,146.2     $37,462.9     $43,934.5
                                                        =========       =========     =========     =========
Income before income taxes............................. $ 3,479.7       $ 3,217.2     $   803.4     $ 2,276.0(1)
U.S., foreign, and other income taxes..................   1,325.7           947.1         161.0(2)      410.0(1)
                                                        ---------       ---------     ---------     ---------
  Income before cumulative effect of accounting
    change.............................................   2,154.0         2,270.1         642.4       1,866.0
Cumulative effect of accounting change.................     (51.8)(3)          --            --            --
                                                        ---------       ---------     ---------     ---------
  Net income...........................................   2,102.2         2,270.1         642.4       1,866.0
Dividends on preference stocks.........................      72.0           199.5(4)       41.4          50.7
                                                        ---------       ---------     ---------     ---------
  Income on common stocks.............................. $ 2,030.2       $ 2,070.6     $   601.0     $ 1,815.3
                                                        =========       =========     =========     =========
Earnings attributable to common stocks
  $1 2/3 par value before cumulative effect of
    accounting change.................................. $ 1,896.3       $ 1,796.0     $   316.7     $ 1,499.8
  Cumulative effect of accounting change...............     (51.8)(3)          --            --            --
                                                        ---------       ---------     ---------     ---------
  Net earnings attributable to $1 2/3 par value........ $ 1,844.5       $ 1,796.0     $   316.7     $ 1,499.8
                                                        =========       =========     =========     =========
  Net earnings attributable to Class E................. $   122.4       $   205.8     $   222.9     $   244.4
                                                        =========       =========     =========     =========
  Net earnings attributable to Class H................. $    63.3       $    68.8     $    61.4     $    71.1
                                                        =========       =========     =========     =========
Average number of shares of common stocks outstanding
  (in millions)
  $1 2/3 par value.....................................     752.6           746.3         748.2         751.5
  Class E..............................................     300.0           438.7(5)      438.8         438.9
  Class H..............................................      94.2            95.4          95.9          96.5
Earnings per share attributable to common stocks
  $1 2/3 par value before cumulative effect of
    accounting change..................................     $2.51           $2.39         $0.42         $1.98
  Cumulative effect of accounting change...............     (0.07)(3)          --            --            --
                                                            -----           -----         -----         -----
  Net earnings attributable to $1 2/3 par value........     $2.44           $2.39         $0.42         $1.98
                                                            =====           =====         =====         =====
  Net earnings attributable to Class E.................     $0.42           $0.47         $0.51         $0.56
                                                            =====           =====         =====         =====
  Net earnings attributable to Class H.................     $0.67           $0.72         $0.64         $0.74
                                                            =====           =====         =====         =====
Cash dividends per share of common stocks
  $1 2/3 par value.....................................     $0.20           $0.30         $0.30         $0.30
  Class E..............................................      0.13            0.13          0.13          0.13
  Class H..............................................      0.23            0.23          0.23          0.23
Price range of common stocks
  $1 2/3 par value(6): High............................    $45.63          $49.00        $51.88        $53.13
                     Low...............................     37.25           42.38         45.38         43.38
  Class E(6):        High..............................     41.38           45.25         47.50         52.63
                     Low...............................     36.88           38.38         41.50         43.88
  Class H(6):        High..............................     41.75           41.63         42.75         50.00
                     Low...............................     33.25           37.75         39.13         39.50

--------------------------------------------------------------------------------
(1) Income taxes and interest expense in the fourth quarter reflect benefits related to the resolution of worldwide prior year income tax issues. Income taxes also reflects the benefit of a U.S. net operating loss carryback -- for tax purposes only -- to years with higher tax rates.

(2) The effective income tax rate in the third quarter reflects tax benefits from the mix of foreign income and foreign income taxes.

(3) In November 1995, the Corporation adopted, retroactive to January 1, 1995, the provisions of the EITF consensus on Issue No. 95-1. The unfavorable cumulative effect of this accounting change was $51.8 million, or $0.07 per share of $1 2/3 par value common stock. Previously reported first quarter results have been restated to reflect the effects of adoption. The effect on other 1995 quarters was not material.

(4) Includes a $153.4 million tender offer premium associated with the repurchase of a portion of the Series B, D, and G preference stock.

(5) Reflects Class E common stock contribution to the U.S. Hourly Pension Plan.

(6) The principal market is the New York Stock Exchange and prices are based on the Composite Tape. $1 2/3 par value common stock is also listed on the Chicago, Pacific, and Philadelphia stock exchanges. As of December 31, 1995, there were 625,652 holders of record of $1 2/3 par value common stock, 272,096 holders of record of Class E common stock, and 267,052 holders of record of Class H common stock.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

SELECTED QUARTERLY DATA (UNAUDITED) -- CONCLUDED

                                                                            1994 QUARTERS
                                                       -------------------------------------------------------
                                                          1ST             2ND           3RD             4TH
                                                       ---------       ---------     ---------       ---------
                                                           (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Net sales and revenues..............................   $37,495.4       $40,392.2     $34,510.3       $42,553.3
                                                       =========       =========     =========       =========
Income before income taxes..........................   $ 2,452.1       $ 3,086.2     $   453.6       $ 2,361.4
U.S., foreign, and other income taxes (credit)......       840.3         1,163.4         (98.4)(1)       789.3
                                                       ---------       ---------     ---------       ---------
  Income before cumulative effect of accounting
    change..........................................     1,611.8         1,922.8         552.0         1,572.1
Cumulative effect of accounting change..............      (758.1)(2)          --            --              --
                                                       ---------       ---------     ---------       ---------
    Net income......................................       853.7         1,922.8         552.0         1,572.1
Dividends on preference stocks......................        86.8            89.7          72.1            72.1
                                                       ---------       ---------     ---------       ---------
    Income on common stocks.........................   $   766.9       $ 1,833.1     $   479.9       $ 1,500.0
                                                       =========       =========     =========       =========
Earnings attributable to common stocks
    $1 2/3 par value before cumulative effect of
      accounting change.............................   $ 1,362.1       $ 1,665.3     $   306.0       $ 1,311.8
    Cumulative effect of accounting change..........      (751.3)(2)          --            --              --
                                                       ---------       ---------     ---------       ---------
    Net earnings attributable to $1 2/3 par value...   $   610.8       $ 1,665.3     $   306.0       $ 1,311.8
                                                       =========       =========     =========       =========
    Net earnings attributable to Class E............   $    92.1       $   106.5     $   117.3       $   128.5
                                                       =========       =========     =========       =========
    Class H before cumulative effect of accounting
      change........................................   $    70.8       $    61.3     $    56.6       $    59.7
    Cumulative effect of accounting change..........        (6.8)(2)          --            --              --
                                                       ---------       ---------     ---------       ---------
    Net earnings attributable to Class H............   $    64.0       $    61.3     $    56.6       $    59.7
                                                       =========       =========     =========       =========
Average number of shares of common stocks
  outstanding
  (in millions)
    $1 2/3 par value................................       725.3           733.1         752.7           753.7
    Class E.........................................       257.9           260.1         261.2           261.9
    Class H.........................................        90.6            91.7          92.7            93.3
Earnings per share attributable to common stocks
    $1 2/3 par value before cumulative effect of
      accounting change.............................       $1.86           $2.23         $0.40           $1.74
    Cumulative effect of accounting change..........       (1.05)(2)          --            --              --
                                                           -----           -----         -----           -----
    Net earnings attributable to $1 2/3 par value...       $0.81           $2.23         $0.40           $1.74
                                                           =====           =====         =====           =====
    Net earnings attributable to Class E............       $0.36           $0.41         $0.45           $0.49
                                                           =====           =====         =====           =====
    Class H before cumulative effect of accounting
      change........................................       $0.78           $0.67         $0.61           $0.64
    Cumulative effect of accounting change..........       (0.08)(2)          --            --              --
                                                           -----           -----         -----           -----
    Net earnings attributable to Class H............       $0.70           $0.67         $0.61           $0.64
                                                           =====           =====         =====           =====
Cash dividends per share of common stocks
    $1 2/3 par value................................       $0.20           $0.20         $0.20           $0.20
    Class E.........................................        0.12            0.12          0.12            0.12
    Class H.........................................        0.20            0.20          0.20            0.20
Price range of common stocks
  $1 2/3 par value: High............................      $65.38          $60.13        $53.38          $48.38
                    Low.............................       52.00           49.75         46.25           36.13
  Class E:          High............................       36.88           38.00         38.50           39.50
                    Low.............................       27.50           32.88         33.00           34.75
  Class H:          High............................       40.38           38.75         38.00           37.75
                    Low.............................       32.63           31.75         34.63           31.00

--------------------------------------------------------------------------------
(1) The income tax credit in the third quarter is primarily a function of the low level of pre-tax income, a low effect tax rate for foreign operations, and a favorable adjustment related to book tax accruals which had been established in prior years.

(2) Effective January 1, 1994, General Motors adopted SFAS No. 112. The unfavorable cumulative effect of adopting SFAS No. 112 was $758.1 million, or $751.3 million, $1.05 per share, attributable to $1 2/3 par value common stock and $6.8 million, $0.08 per share, attributable to Class H common stock.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

                                                      AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                        1995             1994             1993
                                                     ----------       ----------       ----------
                                                        (DOLLARS IN MILLIONS EXCEPT PER SHARE
                                                                       AMOUNTS)
Net sales and revenues............................   $168,828.6       $154,951.2       $138,219.5
Income before income taxes........................   $  9,776.3       $  8,353.3       $  2,575.3
Percentage of sales and revenues..................          5.8%             5.4%             1.9%
                                                     ==========       ==========       ==========
Net income........................................   $  6,880.7(1)    $  4,900.6       $  2,465.8
Income on common stocks...........................   $  6,517.1       $  4,579.9       $  2,109.0
Rate of return on average common stockholders'
  equity..........................................         54.2%(2)         79.9%(2)        104.2%(2)
                                                     ==========       ==========       ==========
$1 2/3 par value common stock
  Earnings attributable to........................   $  5,457.0(1)    $  3,893.9(3)    $  1,537.3
  Cash dividends..................................        824.2            592.6            565.8
                                                     ----------       ----------       ----------
  Net income retained.............................   $  4,632.8       $  3,301.3       $    971.5
                                                     ==========       ==========       ==========
  Earnings per share..............................        $7.21(1)         $5.15(3)         $2.13
  Cash dividends per share........................         1.10             0.80             0.80
                                                     ----------       ----------       ----------
  Net income retained per share...................        $6.11            $4.35            $1.33
                                                     ==========       ==========       ==========
Class E common stock
  Earnings attributable to........................   $    795.5       $    444.4       $    367.2
  Cash dividends..................................        205.4            124.8             97.2
                                                     ----------       ----------       ----------
  Net income retained.............................   $    590.1       $    319.6       $    270.0
                                                     ==========       ==========       ==========
  Earnings per share..............................        $1.96            $1.71            $1.51
  Cash dividends per share........................         0.52             0.48             0.40
                                                     ----------       ----------       ----------
  Net income retained per share...................        $1.44            $1.23            $1.11
                                                     ==========       ==========       ==========
Class H common stock
  Earnings attributable to........................   $    264.6       $    241.6(3)    $    204.5
  Cash dividends..................................         87.9             73.8             64.1
                                                     ----------       ----------       ----------
  Net income retained.............................   $    176.7       $    167.8       $    140.4
                                                     ==========       ==========       ==========
  Earnings per share..............................        $2.77            $2.62(3)         $2.30
  Cash dividends per share........................         0.92             0.80             0.72
                                                          -----            -----            -----
  Net income retained per share...................        $1.85            $1.82            $1.58
                                                          =====            =====            =====
Average number of shares of common stocks
  outstanding (in millions)
  $1 2/3 par value................................        749.7            741.3            710.2
  Class E.........................................        404.6            260.3            243.0
  Class H.........................................         95.5             92.1             88.6
Cash dividends on capital stocks as a % of net
  income..........................................         19.3%            22.7%            44.0%
Expenditures for real estate, plants, and
  equipment.......................................   $  6,351.4       $  4,883.7       $  3,822.1
Expenditures for special tools....................   $  3,725.9       $  2,341.4       $  2,648.6
Cash and marketable securities....................   $ 16,642.9       $ 16,075.6       $ 17,962.7
Working capital (with GMAC on an equity basis)....   $  2,390.5       $    700.9       $  2,822.2
Current ratio (with GMAC on an equity basis)......         1.06             1.02             1.08
Total assets......................................   $217,123.4       $198,598.7       $188,200.9
Long-term debt and capitalized leases (with GMAC
  on an equity basis).............................   $  6,134.0       $  6,218.7       $  6,383.6

----------------------
See notes on page 48.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED) -- CONTINUED

                                                                           AS OF AND FOR THE
                                                                       YEARS ENDED DECEMBER 31,
                                                                     -----------------------------
                                                                        1992               1991
                                                                     ----------         ----------
                                                                      (DOLLARS IN MILLIONS EXCEPT
                                                                          PER SHARE AMOUNTS)
Net sales and revenues........................................       $132,242.2         $123,108.8
Loss before income taxes......................................       $ (3,333.1)        $ (5,892.3)
Percentage of sales and revenues..............................             (2.5)%             (4.8)%
                                                                     ==========         ==========
Net loss......................................................       $(23,498.3)        $ (4,452.8)
Loss on common stocks.........................................       $(23,804.6)        $ (4,523.2)
Rate of return on average common stockholders' equity.........           (169.3)%(2)         (15.9)%
                                                                     ==========         ==========
$1 2/3 par value common stock
  Loss attributable to........................................       $(23,940.7) (4)    $ (4,851.4) (5)
  Cash dividends..............................................            945.4              983.4
                                                                     ----------         ----------
  Net loss accumulated........................................       $(24,886.1)        $ (5,834.8)
                                                                     ==========         ==========
  Loss per share..............................................          $(38.28) (4)        $(7.97) (5)
  Cash dividends per share....................................             1.40               1.60
                                                                        -------             ------
  Net loss accumulated per share..............................          $(39.68)            $(9.57)
                                                                        =======             ======
Class E common stock
  Earnings attributable to....................................       $    278.4         $    223.6(5)
  Cash dividends..............................................             76.1               62.5
                                                                     ----------         ----------
  Net income retained.........................................       $    202.3         $    161.1
                                                                     ==========         ==========
  Earnings per share..........................................            $1.33              $1.14(5)
  Cash dividends per share....................................             0.36               0.32
                                                                          -----              -----
  Net income retained per share...............................            $0.97              $0.82
                                                                          =====              =====
Class H common stock
  Earnings (Loss) attributable to.............................       $   (142.3) (4)    $    104.6(5)
  Cash dividends..............................................             53.3               54.3
                                                                     ----------         ----------
  Net income retained (loss accumulated)......................       $   (195.6)        $     50.3
                                                                     ==========         ==========
  Earnings (Loss) per share...................................           $(2.29) (4)         $1.39(5)
  Cash dividends per share....................................             0.72               0.72
                                                                         ------              -----
  Net income retained (loss accumulated) per share............           $(3.01)             $0.67
                                                                         ======              =====
Average number of shares of common stocks outstanding (in
  millions)
  $1 2/3 par value............................................            670.5              614.6
  Class E.....................................................            209.1              195.3
  Class H.....................................................             75.3               73.7
Cash dividends on capital stocks as a % of net income.........              N/A                N/A
Expenditures for real estate, plants, and equipment...........       $  4,336.7         $  4,255.1
Expenditures for special tools................................       $  2,252.9         $  2,956.8
Cash and marketable securities................................       $ 15,107.7         $ 10,192.4
Working capital (with GMAC on an equity basis)................       $ 10,938.6         $ 10,807.1
Current ratio (with GMAC on an equity basis)..................             1.32               1.36
Total assets..................................................       $190,196.0         $184,074.6
Long-term debt and capitalized leases (with GMAC on an equity
  basis)......................................................       $  7,055.4         $  6,699.1

----------------------
See notes on page 48.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                     SUPPLEMENTARY INFORMATION -- CONCLUDED

SELECTED FINANCIAL DATA (UNAUDITED) -- CONCLUDED

--------------------------------------------------------------------------------
(1) In November 1995, the Corporation adopted, retroactive to January 1, 1995, the provisions of the EITF consensus on Issue No. 95-1. The unfavorable effect of this accounting change was $51.8 million, or $0.07 per share of $1 2/3 par value common stock.

(2) The high returns in 1995, 1994, and 1993 compared to the large negative return in 1992 reflect the adoption of SFAS No. 106 and its impact on lowering average common stockholders' equity.

(3) General Motors adopted SFAS No. 112, Employers' Accounting for Postemployment Benefits, effective January 1, 1994. The unfavorable cumulative effect of adopting SFAS No. 112 was $751.3 million or $1.05 per share of $1 2/3 par value and $6.8 million or $0.08 per share of Class H common stock.

(4) General Motors adopted SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, effective January 1, 1992. The unfavorable cumulative effect of adopting SFAS No. 106 was $20,687.3 million or $33.38 per share of $1 2/3 par value and $150.4 million or $2.08 per share of Class H common stock. Also effective January 1, 1992, Hughes changed its revenue recognition policy for certain commercial businesses. The unfavorable effect of this change on 1992 earnings was $32.8 million or $0.05 per share of $1 2/3 par value and $7.2 million or $0.10 per share of Class H common stock.

(5) Effective January 1, 1991, accounting procedures were changed to include in inventory general purpose spare parts previously charged directly to expense. The effect of this change on 1991 earnings was a favorable adjustment of $302.7 million or $0.50 per share of $1 2/3 par value and $3.8 million or $0.04 per share of Class H common stock. Also, General Motors adopted SFAS No. 109, Accounting for Income Taxes, effective January 1, 1991. The favorable (unfavorable) cumulative effect of adopting SFAS No. 109 was $230.5 million or $0.38 per share of $1 2/3 par value, ($6.1) million or ($0.03) per share of Class E, and $8.3 million or $0.09 per share of Class H common stock.